Exhibit 4.22

MEDTRONIC PLC SAVINGS AND INVESTMENT PLAN

(ALSO KNOWN AS THE “MEDTRONIC PLC 401(K) PLAN”)

(As Amended and Restated Generally Effective January 26, 2015)

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APPENDIX K: VESTING OF CERTAIN ATS MEDICAL, INC. PRIOR PLAN ACCOUNTS	90

APPENDIX L: VESTING OF CERTAIN OSTEOTECH, INC. PRIOR PLAN ACCOUNTS	92

APPENDIX M: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN ARDIAN PRIOR PLAN ACCOUNTS	93

APPENDIX N: VESTING OF CERTAIN SALIENT SURGICAL TECHNOLOGIES, INC. PRIOR PLAN ACCOUNTS	94

ADDENDUM A: PARTICIPATING EMPLOYERS	96

ADDENDUM B: PREDECESSOR EMPLOYERS	97

ADDENDUM C: PARTICIPANT LOAN PROGRAM	99

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MEDTRONIC PLC SAVINGS AND INVESTMENT PLAN

(ALSO KNOWN AS THE “MEDTRONIC PLC 401(K) PLAN”)

(As Amended and Restated Generally Effective January 26, 2015)

ARTICLE I

GENERAL

Section 1.1 History of the Plan. Medtronic and certain other Participating Employers adopted the Medtronic, Inc. Employee Stock Ownership Plan (“ESOP”) effective May 1, 1989. The ESOP is designed to invest primarily in Company Stock and is intended to meet the requirements of Code Sections 401(a), 409 and 4975(e)(7) and ERISA Section 407(d)(6).

Effective May 1, 1998, the ESOP was amended to permit Participating Employer contributions made to the ESOP to be allocated as non-matching allocations and matching allocations under Code Section 401(m) on behalf of Participants for whom Elective Deferrals were made under a separate qualified 401(k) Plan maintained by Medtronic.

Effective April 30, 2001, most of the assets of the separate qualified Plan were transferred to the ESOP. The ESOP was amended to include a component plan permitting Elective Deferrals under Code Section 401(k). This separate component was referred to as the “Supplemental Retirement Plan” (“SRP”), but effective May 1, 2012, was renamed the “401(k).” Effective April 30, 2001, the ESOP was renamed the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan. The ESOP then had two (2) components: the SRP that governed Elective Deferrals, and the ESOP that governed matching and non-matching allocations of Employer Stock (collectively hereinafter referred to as the “Plan”). The ESOP was also restated generally effective May 1, 1997, in order to bring the Plan into compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (TRA97), the Internal Revenue Service Restructuring and Reform Act of 1998 (“RRA98”) and the Community Renewal Tax Relief Act of 2000 (collectively referred to as “GUST”) and the regulations under such laws. Medtronic adopted model amendments under the Economic Growth Tax Reform and Recovery Act effective May 1, 2002.

The Plan engaged in an Exempt Loan transaction in 1990 and acquired Company Stock with the proceeds of the Exempt Loan. The shares of Company Stock acquired with the proceeds of the Exempt Loan were allocated as of the end of the 2004 Plan Year. The Plan will not engage in additional Exempt Loan transactions. (An “Exempt Loan” refers to a direct or indirect extension of credit to the Plan that is not prohibited by Code Section 4975.)

Effective May 1, 2005, the Plan was renamed the Medtronic, Inc. Savings and Investment Plan. The Plan permits three (3) forms of contributions—Elective Deferral contributions, Employer Matching Contributions, and Personal Investment Account contributions. It is anticipated that all future contributions to the Plan will be made in the form of cash once all shares acquired with the Exempt Loan have been released from encumbrance. For qualification purposes, the Plan will comprise several component Plans although the components shall be administered as one (1) Plan. These component plans shall consist of the following:

(a) ESOP - The ESOP component shall specifically include a Participant’s ESOP Account, ESOP Employer Match Account and any other Account designated as an ESOP Account under the Plan as of April 30, 2005. In addition, all Participant directed investments in Company Stock shall be deemed to be held under the ESOP component. Finally, the ESOP component shall consist of amounts previously invested in Company Stock which have been invested in alternative investments under the Plan.

(b) 401(k) (formerly SRP) - The 401(k) component shall include Employee Contribution Accounts (including Roth Elective Deferrals effective January 1, 2008), assets of the prior qualified 401(k) plan, Matching Contributions after May 1, 2005, and any other accounts designated as 401(k) accounts under the Plan.

(c) Personal Investment Plan - The Personal Investment Plan component shall consist of amounts allocated to the Personal Investment Accounts after May 1, 2005, and amounts held under certain Profit Sharing Accounts from a prior Plan.

Effective May 1, 2008, the Plan was amended and restated to comply with all changes in the qualification requirements resulting from changes in the statutes, or from regulations, or other guidance published in the Internal Revenue Bulletin that were required to be taken into account in the written plan document of plans in Cycle C pursuant to IRS Revenue Procedure 2007-44.

Effective May 1, 2013, and as otherwise provided in the Plan, the Plan was amended and restated to incorporate amendments made since the 2008 Plan restatement, to make additional changes to the Plan, and to comply with all changes in the qualification requirements resulting from changes in the statutes or from regulations or other guidance published in the Internal Revenue Bulletin that were required to be taken into account in the written plan document of plans in Cycle C pursuant to IRS Notice 2012-76.

On June 15, 2014, Medtronic entered into a Transaction Agreement with Covidien plc and the other parties named therein to acquire Covidien through the formation of a new holding company incorporated in Ireland that will be renamed Medtronic plc (the “Transaction”). In connection with the Transaction, certain technical changes to the Plan are required, including, without limitation, a change in the name of the Plan to the “Medtronic plc Savings and Investment Plan.” Therefore, the Company hereby adopts and amends and restates the Plan, effective January 26, 2015.

Section 1.2 Name of Plan. The name of the Plan as set forth herein is the “Medtronic plc Savings and Investment Plan” (also known as the “Medtronic plc 401(k) Plan”). It is sometimes herein referred to as the “Plan.” The separate components may also be referred to herein as the ESOP, the 401(k), and the Personal Investment Account.

Section 1.3 Purpose. The purpose of the 401(k) is to encourage and provide the opportunity for eligible Employees to make regular systematic retirement savings from current income and to share in Matching Contributions made by the Participating Employers. The purpose of the Personal Investment Account is to provide eligible Employees an option to elect to accumulate retirement benefits in a defined contribution account instead of a defined benefit pension benefit. The purposes of the ESOP is to provide a means for eligible Employees to acquire an ownership interest in the Company and to share in the growth and prosperity of the Company.

Section 1.4 Effective Date. The Effective Date of this restatement is January 26, 2015, except where an earlier or later effective date is noted. Notwithstanding the foregoing, the Effective Date of the Plan with respect to a Participating Employer that adopts the Plan shall be the first day of the Plan Year in which it becomes a Participating Employer or such other date as designated by such Participating Employer.

Section 1.5 Construction and Applicable Law. The Plan is intended to qualify as a stock bonus plan under Code Section 401(a) and as a leveraged employee stock ownership plan under Code Section 4975(e)(7). The Plan is also intended to qualify as a cash or deferred arrangement under Code Sections 401(k) and 401(m) and a profit sharing plan under Code Section 401(a). The Plan is intended to be an eligible individual account plan under ERISA Section 407(d)(3). The Plan is intended to be an ESOP under Code Section 409 with respect to all Company Stock held under the Plan. The Plan further intends to satisfy the requirements of ERISA Section 404(c) with respect to those Accounts to which the Participants are given the option to direct their investments. In addition, the Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota. The Plan shall be construed in accordance with the following rules:

(a) Headings at the beginning of articles and sections are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c) Any references to the masculine gender include the feminine and neuter and vice versa unless the context clearly indicates to the contrary.

(d) Use of the words “hereof’, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e) The provisions of the Plan shall be construed as a whole in such manner as to carry out its provisions and shall not be construed separately without relation to the context.

Section 1.6 Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided in the Plan to the contrary, with respect to a Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to the Participant’s Termination of Employment shall be determined and paid in accordance with the provisions of the Plan in effect as of the date the Participant’s Termination of Employment occurred unless the Participant becomes an Active Participant after that date and such active participation causes a contrary result under the Plan provisions.

ARTICLE II

DEFINITIONS

Section 2.1 Account. “Account” means a Participant’s or Beneficiary’s interest in the Trust of any of the types described in Section 6.1.

Section 2.2 Active Participant. An Employee is an “Active Participant” only while the Employee is both a Participant and a Qualified Employee.

Section 2.3 Affiliate. “Affiliate” means any trade or business entity under Common Control with the Company.

Section 2.4 Beneficiary. “Beneficiary” means the person or persons designated as such pursuant to Article VIII.

Section 2.5 Board. “Board” means the board of directors of the Company.

Section 2.6 Cash-Out Amount. “Cash-Out Amount” means $5,000. The $5,000 limit is applied at the time of distribution.

Section 2.7 Certified Earnings. A Participant’s “Certified Earnings” means the amount of such Participant’s compensation which is paid by the Participating Employer to or for a Participant during the Plan Year, including, without limitation, sales commissions, retention and formula bonuses paid pursuant to a written agreement, incentive plan payments, overtime, salary continuation payments for short term disability, sick pay, differential wage payments as defined in Code Section 3401(h)(2), lump sum merit, developmental or promotion increases, and salary reduction contributions to this Plan and any Plan established under Code Sections 125, 402(e)(3) or 132(f), but excluding:

(a) Amounts received by the Participant in the form of non-cash compensation, such as insurance premium payments other than insurance premium payments made by salary reduction contributions.

(b) Qualified or nonqualified deferred compensation accruals, payments or benefits, to the extent such amounts would have been included as Certified Earnings had they been paid directly to the Participant rather than deferred.

(c) Amounts paid to or for a Participant for services rendered while such Participant was not a Qualified Employee as herein defined.

(d) Contributions (other than salary reduction contributions) by the Participating Employer to this Trust or to any pension, profit sharing or annuity plan intended to qualify under Code Section 401.

(e) Amounts paid to or for a Participant under any insurance plan, long-term disability plan or weekly paid indemnity plan maintained by the Participating Employer.

(f) In the year the Employee becomes a Participant, all amounts paid to such Participant prior to such Participant’s entry date.

(g) Amounts paid to or for a Participant as discretionary bonuses, service awards, performance share awards, relocation allowances, or tuition reimbursements.

(h) Amounts paid to or for a Participant under any long term incentive compensation plan maintained by a Participating Employer.

(i) Amounts paid to or for a Participant more than sixty (60) days following the Participant’s Termination of Employment that are attributable to services performed prior to such Termination.

(j) Severance or salary continuation payments (other than salary continuation paid by the Participating Employer itself for short term disability or sick pay) or payments in connection with any equity plan (such as stock options, stock appreciation rights or restricted stock).

(k) Certified Earnings of a Participant for any Plan Year commencing on or after January 1, 2015, shall be limited to $265,000 as adjusted each calendar year for cost of living increases pursuant to Code Section 401(a)(17)(B)). Any adjustment for a Plan Year shall apply to the Plan Year beginning within such calendar year. For a partial Plan Year, the $265,000 (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in such partial Plan Year, and the denominator of which is twelve (12).

Section 2.8 Code. “Code” means the Internal Revenue Code of 1986, as from time to time amended.

Section 2.9 Common Control. An entity (whether corporation, partnership, limited liability company, sole proprietorship or otherwise) is under “Common Control” with another entity (a) if both entities are corporations which are members of a controlled group of corporations as defined in Code Section 414(b); or (b) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Code Section 414(c); or (c) if both entities are members of an “affiliated service group” as defined in Code Section 414(m); or (d) to the extent both entities are required to be aggregated pursuant to regulations under Code Section 414(o). However, in determining Common Control under Code Section 414(b) and (c) for purposes of applying the limits under Code Section 415, the phrase “more than fifty percent (50%)” shall be substituted for the phrase “at least eighty percent (80%)” each place it appears in Code Section 1563(a)(1).

Section 2.10 Company. The “Company” is Medtronic plc, an Irish public limited company.

Section 2.11 Company Stock. Prior to January 26, 2015, “Company Stock” means common stock of Medtronic or convertible preferred stock of Medtronic that satisfies the requirements of Code Section 409(1)(3). On and after January 26, 2015, “Company Stock” means the ordinary shares of the Company, par value $0.0001 per share (as such par value may be adjusted from time to time). The Company Stock is readily traded on an established securities market.

Section 2.12 Disabled or Disability. “Disabled” or “Disability” means that a Participant is mentally or physically disabled to such extent that he or she is entitled to receive disability income from any long-term disability plan of the Participating Employer.

Section 2.13 Domestic Partner. “Domestic Partner” means a same sex or opposite sex partner of an Employee provided that either (i) the Employee and the Domestic Partner have registered their domestic partnership (or a civil union) under the laws of any state or political subdivision of a state permitting such registration or (ii) the Employee and Domestic Partner have filed with the Administrator an affidavit, in a form proscribed by the Administrator, acknowledging that they are Domestic Partners, that they are not married or the Domestic Partner of anyone else, and such other matters as the Administrator may require. If a domestic partnership has been formed in accordance with the laws of any state or a political subdivision of a state then the domestic partnership will be terminated only when it is terminated in accordance with such laws or by a court having jurisdiction over the parties. If the Employee and the Employee’s Domestic Partner have not formed a domestic partnership under the laws of any state, the domestic partnership shall be terminated if either party files a notice with the Employer that the domestic partnership has been terminated or if the Employee and domestic partnership no longer meet the requirements of the affidavit provided to the Administrator. The Employee is obligated to provide such notice promptly after the domestic partnership has terminated or no longer meets the requirements of the affidavit provided to the Administrator.

Section 2.14 Elective Deferral. “Elective Deferral” means a Pre-Tax Elective Deferral or Roth Elective Deferral made by a Participating Employer to the Plan on behalf of a Participant pursuant to Section 5.1. Where indicated by the context, Elective Deferrals may also refer to salary reduction contributions made to the Former 401(k) Plan or a plan (other than the Plan) described in Code Section 401(k) maintained by a Participating Employer or Affiliate.

Section 2.15 Employee. “Employee” means any person (and only such person), including an officer, who is employed by a Participating Employer or an Affiliate and who the Participating Employer determines in the exercise of its sole discretion to be a common law employee for purposes of the Company’s or Participating Employer’s payroll system. The Company’s or Participating Employer’s non-payment of FICA taxes with respect to any person will be considered to be a determination by the Participating Employer that such person is not a common law employee regardless of any subsequent reclassification determined by any agency, court or other authority, unless the Company voluntarily determines that such classification was in error and agrees to consider such person an Employee on a prospective or retroactive basis. “Employee” will include any individual deemed to be an Employee of an Affiliate under regulations issued under Code Section 414(o). An individual will be considered to be an Employee if such individual is a Leased Employee as defined in Section 2.26 herein.

Section 2.16 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

Section 2.17 ESOP. “ESOP” means the Employee Stock Ownership component that is contained within this Plan and includes amounts invested in Company Stock as a result of Participant investment directions.

Section 2.18 Excess Aggregate Contribution. With respect to a Plan Year, “Excess Aggregate Contribution” is the excess of (a) the aggregate amount of Matching Contributions (and any Elective Deferrals taken into account in computing the actual contribution percentage) actually made on behalf of Highly Compensated Employees for such Plan Year over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their actual contribution percentages, beginning with the highest of such percentages). Such determination shall be made after first determining any Excess Deferral Amount and any Excess Contributions.

Section 2.19 Excess Contribution. With respect to a Plan Year, “Excess Contribution” is the excess of (a) the aggregate amount of Elective Deferrals actually made on behalf of Highly Compensated Employees for such Plan Year over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages, beginning with the highest of such percentages). Such determination shall be made after first determining any Excess Deferral Amount.

Section 2.20 Excess Deferral Amount. “Excess Deferral Amount” is the amount of “Elective Deferrals” for a calendar year that a Participant contributes to the Plan pursuant to Section 5.1 of the Plan which, when added to amounts deferred under the Plan and other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the deferral occurred.

Section 2.21 Fiscal Year. The “Fiscal Year” of the Company is the 52/53 week period ending on the last Friday in April.

Section 2.22 401(k). “401(k)” means the component of the Plan that permits Elective Deferral contributions under Code Section 401(k) and Matching Contributions under Code Section 401(m) that forms a part of this Plan, as amended.

Section 2.23 414(s) Compensation. “414(s) Compensation” of a Qualified Employee for any Plan Year means wages within the meaning of Code Section 3401(a) (including Code Section 3401(h), differential wage payments) and all other payments of compensation to an Employee by the Company or an Affiliate (in the course of the Company’s trade or business) for which the Company is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (W-2 wages). 414(s) Compensation of a Participant for any Plan Year shall be limited to $265,000, as adjusted for cost-of-living increases each calendar year pursuant to Code Section 415(d)(2) and Code Section 401(a)(17)(B). The dollar amount in effect on January 1 shall be effective for the Plan Year beginning in that calendar year.

414(s) Compensation (a) shall include any amounts contributed by a Participating Employer on behalf of the Participant for the Plan Year that are not includible in gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) and 403(b) or under Code Section 401(k), including any amounts contributed as Elective Deferrals under this Plan; and (b) 414(s) Compensation shall exclude any amounts which would otherwise be considered 414(s) Compensation during periods in which an individual is ineligible to make Elective Deferrals under Code Section 401(k) (without regard to any suspension resulting from a hardship withdrawal under Section 10.2).

Except as otherwise provided below and in Treasury Regulations Section 1.415(c)-2(e), remuneration will be treated as 414(s) Compensation for a Plan Year only if (i) it is actually paid or made available to an Employee (or, if earlier, is includible in the gross income of the Employee) within the Plan Year and (ii) it is paid or treated as paid to the Employee prior to the Employee’s severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Affiliate. 414(s) Compensation shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment, but amounts described in subsections (a), (b) and (c) below may only be included in 414(s) Compensation to the extent such amounts are paid by the later of two and one-half (21/2) months after severance from employment or by the end of the Plan Year that includes the date of such severance from employment. Any other payment of compensation paid after severance from employment that is not described in the following types of compensation is not considered 414(s) Compensation, even if payment is made within the time period specified above.

(a) Regular pay. 414(s) Compensation shall include regular pay after severance from employment if:

(1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Affiliate.

(b) Leave cashouts. Leave cashouts shall be included in 414(s) Compensation, if those amounts would have been included in the definition of 414(s) Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(c) Deferred Compensation. 414(s) Compensation will include deferred compensation if the compensation would have been included in the definition of 414(s) Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Affiliate and only to the extent that the payment is includible in the Participant’s gross income.

Section 2.24 415 Compensation. “415 Compensation” means 414(s) Compensation as described in Section 2.23.

Section 2.25 Highly Compensated Employee. “Highly Compensated Employee” includes highly compensated active Employees and highly compensated former Employees.

(a) A highly compensated active Employee includes any Employee who performs service for the Participating Employer during the determination year who: (1) at any time during the determination year or look-back year was a five percent (5%) owner; or (2) for the look-back year, received compensation from the Participating Employer in excess of $120,000 and, if the Participating Employer so elects, was in the top-paid group for the preceding year. The $120,000 amount is adjusted for the look-back year at the same time and in the same manner as under Code Section 415(d). In determining who is a Highly Compensated Employee, the Participating Employer has elected not to use the top-paid group test.

(b) For this purpose the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year unless the Participating Employer has made the election to use calendar year data. The look-back year for determining whether a person is a five percent (5%) owner will be the twelve (12) month period immediately preceding the determination year. The Participating Employer has elected not to use calendar year data.

(c) The top-paid group consists of the top twenty percent (20%) of Employees ranked on the basis of compensation received during the Plan Year. For purposes of determining the number of Employees in the top-paid group, employees described in Code Section 414(q)(8) and Q&A-9(b) of Treasury Regulation Section 1.414(q)-1T are excluded. All Participating Employers are treated as one (1) employer when applying these rules to determine the Highly Compensated Employees.

(d) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Participating Employer during the determination year, and was a highly compensated active Employee. A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Treasury Regulation Section 1.414(q)-1T, A-4 and IRS Notice 97-45.

(e) A 5-percent owner is any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company, or if the Participating Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Participating Employer. An individual is considered to own any stock owned directly or indirectly by the individual’s spouse, children, grandchildren or parents. An individual who qualifies as a family member on any day of a Plan Year will be treated as a family member for the entire year. Legal adoptions shall be taken into account and treated as blood relations for purposes of determining the lineal ascendants or lineal descendants.

(f) The determination of who is a Highly Compensated Employee, including the determinations of the number and identify of Employees in the top-paid group, and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder. For purposes of this definition, “compensation” for a determination year or look-back year shall mean the Employee’s 415 Compensation.

Section 2.26 Leased Employee. “Leased Employee” means any person defined as such by Code Section 414(n). In general, a Leased Employee is any person who is not otherwise an Employee of a Participating Employer or an Affiliate (referred to collectively as the “recipient”) and who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code Section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than twenty percent (20%) of the Participating Employer’s non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code Section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan unless specifically provided to the contrary herein.

Section 2.27 Matching Contribution. “Matching Contribution” means a contribution made by a Participating Employer to the Plan pursuant to Section 5.2.

Section 2.28 Medtronic. “Medtronic” means Medtronic, Inc., a Minnesota corporation.

Section 2.29 Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA. Other persons are also Named Fiduciaries under ERISA if so provided by said Act or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act or as may be allocated by the Company, by action of the Board.

Section 2.30 Non-Highly Compensated Employee. A “Non Highly Compensated Employee” is an Employee who is not a Highly Compensated Employee.

Section 2.31 Normal Retirement Age. “Normal Retirement Age” is age sixty-five (65).

Section 2.32 Participant. A “Participant” means an Employee who enters the Plan as provided herein. An Employee who becomes a Participant will be considered to be a Participant until the earlier of the Employee’s death, payment of all benefits from the Plan to the Employee, or the Employee’s forfeiture of all benefits under the Plan.

Section 2.33 Participating Employer. Medtronic is a Participating Employer in the Plan. With the consent of the Company, any other employer under Common Control with the Company may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer if the Successor Employer is an Affiliate of the Company. A list of Participating Employers shall be maintained by the Company as Addendum A.

Section 2.34 Personal Investment Account Contribution. “Personal Investment Account Contribution” means the contributions made by a Participating Employer to the Plan pursuant to Section 5.3.

Section 2.35 Plan Year. The “Plan Year” is the twelve (12) consecutive month period commencing on May 1 and ending on April 30.

Section 2.36 Pre-Tax Elective Deferral. “Pre-Tax Elective Deferral” means a Participant’s Elective Deferrals which are not includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Pre-Tax Elective Deferrals by the Participant in the Participant’s deferral election. A Participant’s Pre-Tax Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Pre-Tax Elective Deferrals.

Section 2.37 Qualified Employee. “Qualified Employee” means each Employee of a Participating Employer, subject to the following:

(a) An Employee is not a Qualified Employee prior to the date as of which the Employee’s employer becomes a Participating Employer.

(b) Eligibility of Employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit. During any period that an Employee is covered by the provisions of a collective bargaining agreement between the Employee’s Participating Employer and such representative the Employee shall be considered a Qualified Employee for purposes of this Plan if and only if such agreement expressly so provides. For purposes of this Section 2.36 only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(c) An Employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from the Employee’s Termination of Employment, provided the Employee is a Qualified Employee at the commencement of such period of absence.

(d) A nonresident alien while not receiving earned income (within the meaning of Code Section 911(b)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) is not a Qualified Employee.

(e) An Employee is not a Qualified Employee unless the Employee is a United States citizen or resident.

(f) Any Employee who is a resident of Puerto Rico is not a Qualified Employee if the Employee is eligible to participate in any other employee plan which is qualified under Code Section 401 (or comparable Puerto Rican statute) and which is maintained by an Affiliate which is not a Participating Employer hereunder.

(g) An Employee is not a Qualified Employee if the Employee is employed as a replacement Employee to replace another Employee who is absent due to a vacation, sickness, disability, leave of absence, maternity or paternity leave or if the Employee is employed as an intern or for a specific project of limited duration.

(h) A person is not a Qualified Employee if the person is a Leased Employee.

(i) Any person who the Participating Employer determines, in the exercise of its sole discretion, not to be its common law employee is not a Qualified Employee. In particular, the Participating Employer’s non-payment of FICA taxes with respect to any person shall be considered to be a determination by the Participating Employer that such person is not a common law employee regardless of any subsequent reclassification or determination by any agency, court or other authority. Any reclassification of an individual shall not be deemed to grant such individual “Employee” status under the Plan prior to the actual date of such reclassification even if such reclassification is given retroactive effect for other purposes (e.g., retroactive liability for employment taxes).

(j) A person providing services to a Participating Employer pursuant to an agreement between the Participating Employer and any other person is not a Qualified Employee, even if the Participating Employer may be considered the employer or co-employer of the person based on federal or state statutory or common law.

Section 2.38 Roth Elective Deferral. “Roth Elective Deferral” means a Participant’s Elective Deferrals that are includable in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in the Participant’s deferral election. A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals. However, forfeitures may not be allocated to such Account. The Plan shall also maintain a record of a Participant’s investment in the contract (i.e., designated Roth contributions that have not been distributed).

Section 2.39 Successor Employer. A “Successor Employer” is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan;

provided, however, that in the case of such succession with respect to any Participating Employer, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company.

Section 2.40 Trust. “Trust” means the aggregate of assets described in Section 11.1.

Section 2.41 Trust Agreement. A “Trust Agreement” is an agreement entered into between the Company and a Trustee pursuant to Section 11.2.

Section 2.42 Trustee. The “Trustee” is the trustee or trustees appointed and acting from time to time for the purpose of holding, investing and disbursing all or a portion of the Trust.

Section 2.43 Valuation Date. “Valuation Date” means the date on which the Trust and Accounts are valued as provided in Article VI. “Valuation Date” means each day the New York Stock Exchange is open for trading. For purposes of Article V of the Plan, Valuation Date shall also include the last day of each Plan Year.

ARTICLE III

SERVICE PROVISIONS

Section 3.1 Employment Commencement Date. “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a predecessor employer. The date on which an Employee first performs an Hour of Service after a Recognized Break in Service is also an “Employment Commencement Date.” The Company shall identify predecessor employers on Addendum B or an appendix to the Plan.

Section 3.2 Termination of Employment. The “Termination of Employment” of an Employee for purposes of the Plan shall be deemed to occur upon his or her resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the Employee’s Participating Employer, Affiliate, or predecessor employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and predecessor employers. If the employer-employee relationship is terminated because of the entry of an Employee into the armed forces of the United States and if the Employee subsequently returns to employment with a Participating Employer or an Affiliate under circumstances such that the Employee has reemployment rights under the provisions of any applicable federal law, for all purposes of the Plan and only for such purposes, the Employee shall be deemed to have been on authorized leave of absence during the Employee’s period of military service.

Solely for purposes of this Plan, the employment of an Employee who becomes Disabled while an active Employee of the Participating Employer or an Affiliate shall be considered terminated on the date which is the first anniversary of the first day that an Employee has been absent due to a Disability.

Section 3.3 Hours of Service. “Hours of Service” are determined according to this Section 3.3 with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all Employees determined by the Company to be similarly situated for compensation, payroll, and record keeping purposes.

(a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and predecessor employers and are aggregated for service with all such employers.

(b) For any portion of a computation period during which a record of hours is maintained for an Employee, Hours of Service shall be credited as follows:

(1) Each hour for which the Employee is paid, or entitled to payment, for the performance of duties for the Employee’s employer during the applicable computation period is an Hour of Service.

(2) Each hour for which the Employee is paid, or entitled to payment, by the Employee’s employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the Employee.

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

(4) Hours of Service, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u) and credit for Hours of Service shall be given to the extent and for the purposes provided by the Family and Medical Leave Act of 1993, as from time to time amended.

(5) Hours under this Section 3.3 shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference, or other federal law requiring an Employee to be credited for a period of service with the armed forces of the United States which the Employee entered from employment with an Affiliate on account of induction or enlistment, up to and including the earlier of the Employee’s return to work with an Affiliate or the last day of the period prescribed by law within which said Employee can exercise a statutory right to reinstatement (or in the absence of any applicable law, ninety (90) days from the Employee’s discharge from military service) provided the Employee does in fact return to work with an Affiliate within said period.

(6) The Company may use any records to determine Hours of Service, which it considers an accurate reflection of the actual facts.

(c) For any portion of a computation period during which an Employee is within a classification for which a record of hours for the performance of duties is not maintained, the Employee shall be credited with ten (10) Hours of Service for each day for which the Employee would otherwise be credited with at least one (1) Hour of Service under Section 3.3(b).

(d) Nothing in this Section 3.3 shall be construed as denying an Employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(e) In no event shall duplicate credit as an Hour of Service be given for the same hour.

Section 3.4 Year of Service. An individual’s “Year of Service” is equal to the aggregate time elapsed between the individual’s Employment Commencement Date and the individual’s most recent Termination of Employment or any other date as of which a determination of Years of Service is to be made, expressed in years and days, reduced as follows:

(a) Service with an employer prior to the date it becomes an Affiliate shall be disregarded except as provided in a written instrument executed pursuant to this Section 3.4 by the Chief Executive Officer or the Senior Vice President or the Chief Human Resources Officer of the Company.

(b) All Recognized Breaks in Service shall be subtracted. Any periods that would have been included in a Recognized Break in Service if Section 3.5(a) did not apply shall also be subtracted.

Section 3.5 Recognized Break in Service. A “Recognized Break in Service” is a period of at least twelve (12) consecutive months duration that begins on the day on which an individual’s Termination of Employment occurs. A Recognized Break in Service ends, if ever, on the day on which the individual again performs an Hour of Service for a Participating Employer, an Affiliate or a predecessor employer.

(a) If an individual is absent from work for maternity or paternity reasons, the twelve (12) month period beginning with the first day of such absence shall not be included in a Recognized Break in Service.

(b) For purposes of Section 3.5(a), an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual; (2) by reason of a birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

ARTICLE IV

PLAN PARTICIPATION

Section 4.1 Entry Date. “Entry Date” means each day of the Plan Year.

Section 4.2 Initial Eligibility. Subject to Sections 4.3 and 4.4, each Employee of a Participating Employer shall become a Participant in the Plan on the Employee’s Employment Commencement Date; provided the following requirements are met:

(a) The Employee is a Qualified Employee; and

(b) The Employee is classified as a regular full-time or regular part-time Employee.

A Qualified Employee classified as other than a regular full-time or regular part-time Employee shall become a Participant in the Plan on the first Entry Date after the Qualified Employee has completed at least one (1) Year of Service.

If an Employee is not a Qualified Employee (a) on the Employee’s Employment Commencement Date (for a regular full-time and regular part-time Employee); or (b) upon completion of one (1) Year of Service (for other than a regular full-time and regular part-time Employee), such Employee shall enter the Plan on the first Entry Date coincident with the date that Employee becomes a Qualified Employee.

Section 4.3 Special Rules for 401(k) Eligibility. Subject to the conditions and limitations of the Plan, each Qualified Employee of a Participating Employer shall become a Participant in the 401(k) on the Employee’s Employment Commencement Date; provided the following conditions are met:

(a) the Qualified Employee is classified as a regular full-time or regular part-time Employee; and

(b) the Qualified Employee has filed a Salary Reduction Agreement as provided in Section 5.1.2 indicating such Employee’s election to participate in and make contributions to this Plan.

Notwithstanding the foregoing, a Qualified Employee who is classified as other than a regular full-time or regular part-time Employee and who has filed a Salary Reduction Agreement shall become eligible to participate in the Plan on the first Entry Date after completing at least one (1) Year of Service.

Section 4.4 Special Rules for Personal Investment Account Contribution Eligibility. Subject to the conditions and limitations of the Plan, each Qualified Employee of a Participating Employer whose Employment Commencement Date occurred prior to May 1, 2005, was given the option to elect to participate in the Final Average Pay Pension or the Personal Pension Account Benefit under the Medtronic, Inc. Retirement Plan or the Personal Investment Account Benefit under the Medtronic, Inc. Retirement Plan. If a Qualified Employee of a Participating Employer employed prior to May 1, 2005 made no election, such Qualified Employee was deemed to have elected to continue in the Final Average Pay Pension portion of the Medtronic, Inc. Retirement Plan.

Any Qualified Employee of a Participating Employer who first becomes a Qualified Employee on or after May 1, 2005, shall be given the opportunity to elect to participate in the Personal Pension Account portion of the Medtronic plc Retirement Plan or in the Personal Investment Account Benefit under the Plan. Each Qualified Employee of a Participating Employer, on or after May 1, 2005, who has filed an election to participate in Personal Investment Account Contributions as provided in Section 5.3 shall be eligible to participate in the Personal Investment Account on the Qualified Employee’s Employment Commencement Date. If a Qualified Employee fails to make an election, the Qualified Employee will be deemed to have elected to participate in the Personal Pension Account Benefit under the Medtronic plc Retirement Plan. Elections shall be made in accordance with administrative procedures established by the Company.

Section 4.5 Subsequent Eligibility. Each Participant shall continue to participate in the Plan for any Plan Year subsequent to the Plan Year the Participant entered the Plan pursuant to Section 4.2, 4.3 and 4.4 until that Participant ceases to be a Qualified Employee.

Any Participant who terminates employment shall reenter active participation as of such date of reemployment, provided such Participant is a Qualified Employee. If a Participant does not reenter active participation as of such reemployment date because such Participant is not a Qualified Employee, such Participant shall reenter the Plan on such date the Participant becomes a Qualified Employee. Any Participant who has elected to participate in Personal Investment Account Contributions, who has a Termination of Employment and is subsequently rehired prior to incurring a Recognized Break in Service, shall continue to participate in Personal Investment Account Contributions. Any Participant who has elected to participate in Personal Investment Account Contributions, who has a Termination of Employment (other than a Termination of Employment due to retirement (as that term is defined in the Medtronic plc Retirement Plan)) and is subsequently rehired after a Recognized Break in Service, shall participate in the Personal Investment Account Contributions only upon electing such contributions as provided in Section 5.3. Any Participant who has elected to participate in Personal Investment Account Contributions, who has a Termination of Employment due to retirement (as that term is defined in the Medtronic plc Retirement Plan) and is subsequently rehired after a Recognized Break in Service, shall continue to participate in Personal Investment Account Contributions.

No Qualified Employee who is otherwise qualified to participate shall be required to enter into a Salary Reduction Agreement; provided, however, that as a condition precedent to receiving Elective Deferrals and Matching Contributions provided in Sections 5.1 and 5.2, or a Personal Investment Account Contribution provided in Section 5.3, the Company shall require a

Participant to complete a Salary Reduction Agreement in accordance with Section 5.1.2 or an election to receive a Personal Investment Account Contribution in accordance with Section 5.3.1.

Section 4.6 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Employee’s Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the Employee’s employment with the Participating Employer.

ARTICLE V

CONTRIBUTIONS AND ALLOCATIONS TO THE TRUST

Section 5.1 Elective Deferral Contributions.

Section 5.1.1 Elective Deferrals. Subject to the limitations of Sections 5.1.5, 5.5 and 5.6, the Company or the Participating Employer, as the case may be, shall contribute to the Trust for each Plan Year an amount equal to the amount deducted and withheld from Participants’ Certified Earnings during such Plan Year as Elective Deferrals made pursuant to a Salary Reduction Agreement as provided in Section 5.1.2. All Elective Deferrals shall be deemed to be Participating Employer contributions.

Section 5.1.2 Salary Reduction Agreement. Each Qualified Employee who desires to have Elective Deferrals made on the Qualified Employee’s behalf by the Participating Employer for a Plan Year shall be required to enter into a Salary Reduction Agreement. The terms of such Salary Reduction Agreement shall provide for a reduction of the Participant’s Certified Earnings for each payroll period during the Plan Year (or portion for which the Salary Reduction Agreement is effective) and for the reduction to be contributed by the Participating Employer to the Participant’s 401(k) Employee Contribution Account. A Participant may enter into a Salary Reduction Agreement as of any Entry Date by filing a properly executed Agreement, or, if available to the Participant, by electronic media, with the Company at least fifteen (15) days prior to such Entry Date. In addition, the Company may permit such Agreement to be filed and become effective as of any other date or dates as it shall determine, in its sole discretion, under uniform and nondiscriminatory rules. The Salary Reduction Agreement shall not have retroactive effect and shall remain in force until revoked.

Section 5.1.3 Amount. All amounts shall be expressed as whole percentages of Certified Earnings for each payroll period as set forth by the Participant in such Salary Reduction Agreement (hereinafter referred to as the “Reduction Percentage”) which is at least two percent (2%) but which does not exceed seventy-five percent (75%) of the Participant’s Certified Earnings for any such payroll period. The Company may, for purposes of determining amounts to be withheld from any payroll period, apply the Reduction Percentage against Certified Earnings which is paid to the Participant during the Plan Year without regard to the compensation limits as adjusted under Code Section 401(a)(17)(B); provided, however, that in no event shall the total Reduction Percentage exceed seventy-five percent (75%) of the Participant’s Certified Earnings, as adjusted for the Plan Year. Elective Deferral contributions shall be further subject to the following rules and limitations of this Section 5.1. Elective Deferrals can only be made with respect to amounts that are compensation within the meaning of

Code Section 415(c)(3) and Treasury Regulations Section 1.415(c)-2 (excluding certain payments made after severance from employment).

Section 5.1.4 Changes to and Termination of Elective Deferrals. A Participant may terminate a Salary Reduction Agreement or revise such Agreement by increasing or decreasing the Reduction Percentage therein at any time during the Plan Year. The Participant may direct the Participating Employer to discontinue, adjust or recommence the Elective Deferrals made on behalf of such Participant for subsequent payroll periods by filing with the Company an amended Salary Reduction Agreement indicating the Participant’s election to discontinue or revise the amount of Elective Deferrals, as the case may be, or indicating the Participant’s election to again contribute to the Plan after a discontinuance of Elective Deferrals. Any such amended Salary Reduction Agreement may be filed in writing or, if available to the Participant, by electronic media. The amended Salary Reduction Agreement shall become effective with the first occurring payroll period that is administratively possible following receipt of the amended Salary Reduction Agreement by the Company. Any modification shall not have retroactive effect and shall remain in force until revoked.

Section 5.1.5 Limitation on Amounts of Elective Deferrals. No Participant may elect to contribute an amount under a Salary Reduction Agreement during the Participant’s taxable year that exceeds $18,000 or such larger amount determined pursuant to Code Section 402(g). If an Excess Deferral Amount is contributed to the Plan on behalf of any Participant during a calendar year, the Excess Deferral Amount (plus any income and minus any loss allocable thereto) may be distributed to the Participant prior to the first April 15 following such calendar year. Any such distribution shall be designated as an Excess Deferral Amount by the Company, Participating Employer or the Trustee, as the case may be, and shall be reduced by the amount of any Excess Contributions previously distributed to the Participant from the Plan for the Plan Year beginning with or within such calendar year. For any Plan Year in which a Participant may make both Roth Elective Deferrals and Pre-Tax Elective Deferrals, distributions of Excess Deferral Amounts shall be composed first of Roth Elective Deferrals, to the extent Roth Elective Deferrals were made for the year.

Section 5.1.6 Allocation Of Income or Losses to Excess Deferral Amounts. In allocating income or losses to Excess Deferral Amounts, the Company or Participating Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses shall not be allocated for the period between the end of the Participant’s taxable year and the date of distribution.

Section 5.1.7 Distribution of Excess Deferral Amounts. In the event that a Participant is also a participant in another plan or arrangement (of the Company, an Affiliate or another plan sponsor) such that the combined Elective Deferrals under this Plan and Elective Deferrals of such other plans or arrangement result in an Excess Deferral Amount for a taxable year of the Participant, the Participant may, not later than March 1 following the close of the taxable year, notify the Company in writing of the portion of the Excess Deferral Amount that is to be allocated to this Plan for the preceding calendar year. The Excess Deferral Amount (plus any income and minus any loss allocable thereto) may be distributed to the Participant prior to the first April 15 following the taxable year. Any such distribution shall be designated as an Excess Deferral Amount by the Company and shall be reduced by the amount of any Excess Contributions previously distributed to the Participant from the Plan for the Plan Year beginning with or within such calendar year. A Participant is deemed to have notified the Company of an Excess Deferral Amount that is allocated to this Plan to the extent the Participant has an Excess Deferral Amount for the taxable year, calculated by taking into account only Elective Deferrals under this Plan and elective deferrals to other plans of the Company or another Affiliate, and in that event, written notice shall not be required under this Section 5.1.7.

Section 5.1.8 Automatic Elective Deferral Election. An Eligible Employee who does not make an election pursuant to a Salary Reduction Agreement within the sixty (60) day period that begins on the date the Employee becomes a Participant in the Plan, shall be automatically enrolled to contribute three percent (3%) of Certified Earnings as an Elective Deferral. An automatic enrollment election will be effective as soon as administratively possible following the end of the sixty (60) day period and may be changed at any time by the Participant pursuant to Section 5.1.4 of the Plan. Unless the Participant elects otherwise, a Participant who is automatically enrolled under the previous sentence shall have the percentage of the Participant’s Elective Deferrals automatically increased one percent (1%) (up to a maximum of ten percent (10%)), each year on the anniversary of the Participant’s participation date or as soon as administratively possible thereafter. Notwithstanding the foregoing, in no event will a Participant’s deferral percentage be increased such that the Participant’s Elective Deferrals exceed the limits provided in Section 5.1.5 of the Plan. A Participant shall not be considered as having failed to make an election if the Participant affirmatively elects to reduce the Participant’s Certified Earnings by zero percent (0%). Amounts contributed pursuant to this Section 5.1.8 shall be invested in compliance with regulations issued by the Secretary of Labor. Any Elective Deferrals made pursuant to this Section 5.1.8 shall be Pre-Tax Elective Deferrals.

Section 5.1.9 Hardship Withdrawal Penalties. If a Participant receives a hardship withdrawal from the Participant’s 401(k) Employee Contribution Account, and relies upon the “deemed necessary standard” therein by which the distribution is deemed necessary to satisfy a financial need, the Participant’s Elective Deferral contributions shall be suspended until the first payroll period beginning at least 6 months after receipt of the hardship withdrawal.

Section 5.1.10 Allocation to 401(k) Employee Contribution Account. Each Participating Employer’s contributions for the Plan Year made pursuant to Elective Deferrals on behalf of Participants who have entered into a Salary Reduction Agreement shall be allocated to the Participant’s 401(k) Employee Contribution Account as of a Valuation Date next following the date on which such contributions were made to the Trustee. Notwithstanding the foregoing, any such allocation may be adjusted by the Company to the extent necessary pursuant to Sections 5.1.5, 5.5 and 5.6. For purposes of allocating income or losses, however, Elective Deferrals shall be credited as of the Valuation Date they are posted by the Trustee to the Participant’s 401(k) Employee Contribution Account.

The Elective Deferrals made on behalf of Participants who have entered into Salary Reduction Agreements for a Plan Year may be made by the Participating Employer to the Trustee on the date or dates it selects; provided that the contributions shall be made on the earliest date that they can reasonably be segregated from the Participating Employer’s general assets, but in no event later than the fifteenth (15th) business day of the month following the month in which such contributions have been deducted and withheld from Participants’ Certified Earnings.

In the event the Participating Employer is unable to determine and pay the correct amount of a contribution within the time periods provided above, it shall contribute an amount designated as an estimated contribution and shall pay any deficiency as soon as the amount is determined.

Section 5.1.11 Catch-Up Contributions. All Employees who are eligible to make Elective Deferral Contributions under the Plan and who have attained age fifty (50) before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to, the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Section 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

Section 5.2 Employer Matching Contributions and Allocations. Until this Plan shall be terminated or modified, and subject to the limitations set forth in Sections, 5.1.5, 5.5 and 5.6, a Matching Contribution may be contributed by the Participating Employer to the Trust for each Plan Year on behalf of each Participant for whom Elective Deferrals have been made in accordance with the provisions of this Section 5.2 and allocated in accordance with Sections 5.2(a) and (b).

(a) Matching Contributions made under this Section 5.2 shall be made in cash and shall be allocated coincident with the Participant’s Elective Deferrals to the Matching Contribution Account of those Participants who are entitled to an allocation as of such date. Matching Contributions may also be allocated as of the last day of the Plan Year equal to the difference, if any, between (i) the sum of fifty percent (50%) of the Participant’s Elective Deferrals that do not exceed six percent (6%) of a Participant’s Certified Earnings for the Plan Year and (ii) the amount of Matching Contributions allocated coincident with the Participant’s Elective Deferrals during the Plan Year (the “True-up Contribution”). The True-up Contribution will only be allocated to Participants who are Qualified Employees as of the last day of the Plan Year. This last day of the Plan Year requirement shall not apply to a Participant who, prior to the end of the Plan Year, dies or has a Termination of Employment either on or after the Participant attains age fifty-five (55) and completes ten (10) Years of Service, or on or after the Participant attains age sixty-two (62) regardless of Years of Service.

(b) A Matching Contribution may be made on behalf of each Participant for whom Elective Deferrals have been made pursuant to Section 5.1. The base Participating Employer Matching Contribution of fifty percent (50%) shall be allocated as of each Valuation Date to the Matching Contribution Account of those Participants who are entitled to an allocation as of such date. Any additional Participating Employer Matching Contribution shall be allocated as of the last day of the Plan Year to the Matching Contribution Account of Participants who are entitled to a Matching Contribution and who are Qualified Employees as of the last day of the Plan Year. The last day of the Plan Year requirement shall not apply to a Participant who, prior to the end of the Plan Year, dies or has a Termination of Employment either on or after the Participant attains age fifty-five (55) and completes ten (10) Years of Service, or on or after the Participant attains age sixty-two (62) regardless of Years of Service. The exact percentage or amount of the additional Matching Contribution shall be determined for each Plan Year by the Chairman of the Board, Chief Executive Officer or President of the Company in that person’s sole discretion. Elective Deferrals in excess of six percent (6%) of a Participant’s Certified Earnings for any Plan Year shall not be eligible for Matching Contributions. To determine the Elective Deferrals that will be matched under the preceding rule, the rule shall be applied with respect to Certified Earnings for the Plan Year.

(c) Elective Deferrals returned to a Participant pursuant to Sections 5.1.7 and 5.5.2 and 5.6.4 shall not be eligible for Matching Contributions and any Matching Contributions made shall be forfeited.

(d) Matching Contributions will be made on catch-up contributions only to the extent that the sum of Elective Deferrals and catch-up contributions made during the Plan Year do not exceed the Code Section 402(g) limit in effect as of the beginning of the Plan Year.

Section 5.3 Personal Investment Account Contributions and Allocations.

Section 5.3.1 Personal Investment Account Contributions. Each Participating Employer shall make a contribution to the Plan on behalf of Participants who elect to receive a Personal Investment Account Contribution. The Personal Investment Account Contribution shall be equal to five percent (5%) of the Participant’s Certified Earnings for the Plan Year.

Section 5.3.2 Allocation of Personal Investment Account Contributions. Participating Employer Personal Investment Account Contributions shall be allocated as of the last day of the Plan Year to the Personal Investment Account of Participants who elected to receive a Personal Investment Account Contribution. Notwithstanding the foregoing, a Participant shall only be entitled to receive a Personal Investment Account Contribution if the Participant is a Qualified Employee on the last day of the Plan Year. This last day of the Plan Year requirement shall not apply to a Participant who, prior to the end of the Plan Year, dies or has a Termination of Employment either on or after the Participant attains age fifty-five (55) and completes ten (10) Years of Service, or on or after the Participant attains age sixty-two (62) regardless of Years of Service.

Section 5.4 Rollover Contributions From Qualified Plans.

Section 5.4.1 Rollover Contributions From Qualified Plans. The Trustee is authorized to accept a rollover contribution or a direct rollover from any individual who has become an Employee (whether or not eligible to otherwise participate in the Plan) if the contribution consists of all or any portion of a distribution from an Employees’ trust described in

Code Section 401(a) or 403(b) and exempt from taxation under Code Section 501(a) and, if the contribution is not a direct rollover, the contribution is transferred to the Trustee on or before the 60th day following receipt of the distribution. The Employee must have received the distribution from a previous employer plan due the Employee’s status either as a participant in the plan associated with such trust, as an alternate payee entitled to benefits from such trust, as a surviving spouse of a participant associated with such trust, and not as a nonspouse beneficiary of a participant.

The distribution may be rolled over into this Plan only if the distribution is a single payment of the Employee’s entire interest in the trust, or if it is a partial distribution, that it is not part of a series of equal (or almost equal) payments that are made at least annually for the Employee’s lifetime or life expectancy, for the lives of the Employee and his or her beneficiary or their life expectancies, or for a period of ten (10) years or more. No distribution may be rolled over, however, to the extent it consists of:

(a) After-tax employee contributions,

(b) Required minimum distributions under Code Section 401(a)(9)(c),

(c) Excess elective deferrals returned as a result of Code Section 415 limitations,

(d) Corrective distributions of excess contributions, excess aggregate contributions and excess elective deferrals and the income allocable to these corrective distributions as a result of failure to meet the nondiscrimination tests under Code Sections 401(k)(3) and 401(m)(2),

(e) Loans, whether or not in default, treated as distributions under Code Section 72(p),

(f) Accumulated deductible employee contributions within the meaning of Code Section 72(o)(5), or

(g) Hardship distributions described in Code Section 401(k)(2)(B)(i)(iv).

Section 5.4.2 Rollover Contributions From Company-sponsored Qualified Plans. The Trustee is authorized to accept a direct rollover contribution described in this Section 5.4.2 from a Participant who is eligible to receive a distribution from a qualified retirement plan sponsored by the Company or a Participating Employer, subject to the provisions of this Section 5.4.2. The Participant must have requested and received the distribution in the form of a direct rollover from a tax exempt trust associated with a qualified retirement plan sponsored by the Company or a Participating Employer. The Participant must have received the distribution due to the Participant’s status as an Employee or former Employee of a Participating Employer and not as an alternate payee or surviving spouse or other beneficiary of a Participant entitled to benefits. The distribution may be rolled over into this Plan only if the distribution meets the requirements of a direct rollover under Treasury Reg. Section 1.401(a)(31)-1 and Section 10.13 of this Plan. Rollover contributions shall be allocated to the Participant’s 401(k) Rollover Account. The

Participant shall elect to make a direct rollover contribution to this Plan on such election forms as provided by the Company and at the same time as the Participant requests a distribution from the distributing plan.

Section 5.4.3 Rollover Contributions From Individual Retirement Account. The Trustee is authorized to accept any rollover contribution that constitutes a qualifying rollover contribution under Code Section 408(d). Generally, this requires that (a) the contribution consist only of the entire amount (including money and other property) from an individual retirement account described in Code Section 408(a), or the entire value of an individual retirement account described in Code Section 408(d), and no other amounts; (b) no amount in said account and no part of the value of said annuity is attributable to any source other than a rollover contribution as defined in Code Section 402(c)(5) consisting of a distribution from an Employees’ trust described in Code Section 401(a) or 403(b), which is exempt from taxation under Code Section 403(a), and any earnings on such sum; (c) and that the transfer to the Trustee occurs on or before the sixtieth (60th) day following receipt by the Employee of the amount from said account or said annuity.

The Company may require the Employee to provide evidence satisfactory to it that the foregoing conditions have been satisfied. In the event that a contribution (or any portion) purported to be a rollover contribution does not qualify as a rollover contribution, the contribution (or the nonqualifying portion) will be returned to the Employee. Rollover contributions shall be allocated to the Participant’s 401(k) Rollover Account and a separate 401(k) Rollover Account may be established for each separate rollover.

Section 5.4.4 Roth Rollovers and Transfers. The Trustee is authorized to accept any direct rollover contribution from another Roth elective deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) only to the extent the rollover is permitted under the rules of Code Section 402(c). Effective May 1, 2014, the Trustee is also authorized to accept In-Plan Roth Transfers described in Section 10.15.

Section 5.5 Employer Directed Reduction of Contributions.

Section 5.5.1 General. The Plan must meet the nondiscrimination tests set forth in Code Sections 401(k)(3) and 401(m)(2). In the event the Company or a Participating Employer determines there is a reasonable probability that either of these nondiscrimination tests will not be satisfied for a Plan Year, the Company or a Participating Employer shall have the right to reduce (to zero (0) if necessary) contributions on behalf of persons who are expected to be Highly Compensated Employees for the Plan Year for which the Plan is being tested for discrimination.

Contributions will be reduced only to the extent necessary, in the judgment of the Participating Employer to comply with the nondiscrimination tests. The Participating Employer shall first disallow or restrict future contributions on behalf of Highly Compensated Employees. If that is not sufficient, then Excess Contributions or Excess Aggregate Contributions, as the case may be, shall be distributed (to the extent attributable to Elective Deferrals) to Highly Compensated Employees on the basis of the excess amounts attributable to them as set forth below. Excess Aggregate Contributions (to the extent attributable to non-vested Matching

Contributions) will be forfeited on the same basis. Determination of the amount of Excess Aggregate Contributions shall be made after first determining the amount of any Excess Contributions. Excess Contributions shall be paid by the Trustee or the Participating Employer, as the case may be, to the Employee and distributed on the basis of the amount of each Highly Compensated Employee’s contributions made by, or on behalf of the Highly Compensated Employee, attributable first to the Highly Compensated Employee with the greatest dollar amount of Elective Deferrals and reduced by the amount that is the lesser of (a) the total Excess Contributions or (b) an amount required to cause that Highly Compensated Employee’s Elective Deferrals to equal the dollar amount of the Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals. If the corrective distribution obtained in the preceding sentence results in an amount less than the total Excess Contributions required to be distributed, the leveling process shall be repeated until the total Excess Contributions are distributed. For any Plan Year in which a Participant may make both Roth Elective Deferrals and Pre-Tax Elective Deferrals, distribution of Excess Contributions and Excess Aggregate Contributions shall be composed first of Roth Elective Deferrals, to the extent Roth Elective Deferrals were made for the year.

The amount designated by a Highly Compensated Employee to be paid to the Highly Compensated Employee’s 401(k) Employee Contribution Account, but which is subject to reduction (adjusted for any income or losses attributable thereto), will be designated as an Excess Contribution and paid by the Trustee or the Participating Employer, as the case may be, to the Highly Compensated Employee as soon as practicable. Any such distribution with respect to an Employee for a Plan Year will be reduced by the amount of any Excess Deferrals previously distributed to such Employee for the Employee’s taxable year ending with or within the Plan Year in which the Excess Contribution arose. In allocating income or losses to Excess Contributions, the Participating Employer may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses will not be allocated for the period between the end of the Plan Year and the date of distribution.

The amount of any Matching Contribution (and any amount treated as a Matching Contribution pursuant to Section 5.5.3) made on behalf of a Highly Compensated Employee that is subject to reduction (adjusted for any income or loss attributable thereto) shall be designated as an Excess Aggregate Contribution and either paid by the Trustee or the Company, as the case may be, to the Employee as soon as practicable, if the amount is vested. If such amount is forfeitable, the amount shall be forfeited and used as described in Section 9.2.4. In allocating income or losses to Excess Contributions, the Company may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or losses will not be allocated for the period between the end of the Plan Year and the date of distribution.

If any plan of the Company includes a cash or deferred arrangement under Code Section 401(k) and provides for recharacterization of elective deferral contributions as employee contributions in order to satisfy the ADP test, such recharacterized amounts will be subject to the ACP test set forth in Section 5.5.3. Determination of the amount of Excess Aggregate

Contributions resulting from application of the foregoing test may be made only after determining the Excess Contributions to be recharacterized as employee contributions for the plan year of the 401(k) plan that ends with or within the Plan Year of this Plan.

The Company will use its best efforts to distribute Excess Contributions and Excess Aggregate Contributions (plus any income or minus any loss thereon), or, if forfeitable, to cause a forfeiture of such amounts (plus any income and minus any loss thereon), no later than two and one-half (2Y2) months after the end of the Plan Year of the deferral or contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution. A distribution of Excess Contributions or Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed.

Distributions pursuant to this Section 5.5.1 may be made without the consent of the Participant or the Participant’s spouse. The Company will also use its best efforts to determine and contribute to this Plan the contributions otherwise determined to the maximum extent permitted under the rules of Code Sections 401(k) and 401(m); however, no liability to the Company or its Participating Employers or to its agents shall result from the Participants’ loss of any deferral of taxation for federal or state income purposes nor for interest on any amounts subject to pay reduction elections.

The Company may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of one (1) or more dates during the Plan Year, based on then available facts and reasonable projections. The ratios and average percentages used in the mathematical nondiscrimination tests shall be calculated to the nearest one-hundredth of one percent (.01%) of the Participant’s 414(s) Compensation.

The Company may adopt such policies as it deems reasonable and equitable to restrict the Elective Deferral elections of Highly Compensated Employees during Plan Years in which Elective Deferrals must be reduced under this Section 5.5.1.

If the Company has previously determined that a reduction is necessary, a Highly Compensated Employee who becomes eligible to participate after the first day of the Plan Year may not designate or contribute Elective Deferrals at a level greater (on an annualized basis) than the projected average percentage for Highly Compensated Employees, as determined by the Company at that time, after giving effect to the mandated reduction.

Section 5.5.2 Actual Deferral Percentage Test. The mathematical nondiscrimination tests of Code Section 401(k) are satisfied for a Plan Year when the actual deferral percentage (hereinafter “ADP”) for eligible Highly Compensated Employees for such year bears a relationship to the ADP for all eligible Non-Highly Compensated Employees for the preceding Plan Year which is either (a) not more than a ratio of 1.25 to 1; or (b) not more than a ratio of 2 to 1, provided that the ADP for eligible Highly Compensated Employees does not exceed that of the eligible Non-Highly Compensated Employees by more than two (2) percentage points. For purposes of this Section 5.5.2, a Participant is a Highly Compensated Employee for a particular Plan Year if the Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year; and similarly, a Participant is a Non-Highly

Compensated Employee for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year. The ADP for each group is determined by averaging the ratios (calculated separately for each Participant in the group) of (1) the amount of Elective Deferrals actually paid over to the Plan on behalf of each Participant for the Plan Year, unreduced by any Excess Deferral Amount that has not been returned to the Participant before the end of the taxable year in which the deferrals were made, to (2) the Participant’s 414(s) Compensation for the portion of the Plan Year during which the Participant is eligible to make Elective Deferrals (without regard to any suspension resulting from a hardship withdrawal under Section 10.2).

The Company operationally may determine, for purposes of the provisions described in Code Section 414(u)(1)(C), whether to take into account any Elective Deferrals attributable to differential wages.

The Company may elect to aggregate multiple cash or deferred arrangements for purposes of the ADP test. In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one (1) plan for purposes of determining if the Plan satisfies the coverage requirements of Code Section 410 and the ADP test.

The ADP for any Qualified Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his or her accounts under two (2) or more arrangements described in Code Section 401(k), that are maintained by the Company or a Participating Employer, shall be determined as if such Elective Deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 5.5.2 shall be applied by determining the ADP of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

Section 5.5.3 Average Contribution Percentage Test. The mathematical nondiscrimination tests of Code Section 401(m) are satisfied for a Plan Year when the average contribution percentage (hereinafter “ACP”) for eligible Highly Compensated Employees for such year bears a relationship to the ACP for all eligible Non-highly Compensated Employees for the preceding Plan Year which is either: (a) not more than a ratio of 1.25 to 1; or (b) not more than a ratio of 2 to 1, provided that the ACP for eligible Highly Compensated Employees does not exceed that of the eligible Non-highly Compensated Employees by more than two (2) percentage points. The ACP for each group is determined by averaging the ratios (calculated separately for each Participant in the group) of: (1) the sum of Matching Contributions under Section 5.2 (to the extent designated pursuant to Section 5.2 to satisfy the ACP test) paid over to the Plan on behalf of the Employee for the relevant Plan Year (but excluding any Excess

Aggregate Contributions that have been distributed on or before the last day of the Plan Year following such Plan Year); to (2) the Employee’s 414(s) Compensation for the portion of such Plan Year during which the Employee is eligible to participate in Matching Contributions (without regard to any suspension resulting from a hardship withdrawal under Section 10.2). For purposes of calculating the ACP, Matching Contributions that are forfeited, either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions, will be disregarded.

At the Company’s election, all or part of Elective Deferral Contributions under the Plan or any other qualified plan maintained by the Company with respect to those Employees who are eligible to participate in the Plan may be treated as Matching Contributions for purposes of the ACP test, provided the following requirements (to the extent applicable) are satisfied.

(a) The Elective Deferral Contributions, including such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code Section 401(k)(3).

(b) The Elective Deferral Contributions, excluding such contributions treated as Matching Contributions for purposes of the ACP test, satisfy the requirements of Code Section 401(k)(3).

(c) Except as provided in (a) above, the Elective Deferral Contributions treated as Matching Contributions for purposes of the ACP test are not taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a)(4) or 401(k)(3).

(d) The Elective Deferral Contributions satisfy the requirements of Treasury Regulations Section 1.401(k)-1(b)(4) with respect to such Plan Year.

(e) Elective Deferral Contributions made to any other qualified plan may be used by the Plan to meet the test of Code Section 401(m)(2)(A) only if the plan year of such other plan is the same as the Plan Year.

The Company may elect to aggregate multiple cash or deferred arrangements for purposes of the ACP test. In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements will be treated as one (1) plan for purposes of determining if the Plan satisfies the coverage requirements of Code Section 410(b) and the ACP test.

The Company operationally may determine, for purposes of the provisions described in Code Section 414(u)(1)(C), whether to take into account any Elective Deferral Contributions and any Matching Contributions attributable to differential wages.

If a Participant is a Highly Compensated Employee and is eligible to have amounts allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Company, and such amounts are to be tested under the ACP test, the ACP for such Participant will be determined as if the total of such contribution amounts was made under each plan. If a Highly Compensated

Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 5.5.3 will be applied by determining the ACP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year.

The Employer will maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Elective Deferral Contributions used in such test.

Section 5.6 Restrictions On Annual Additions.

Section 5.6.1 General Restrictions. Annual Additions under the Plan will be subject to the rules of this Section 5.6. The provisions of this Section 5.6 are subject to any additional limitations in other sections of the Plan. The restrictions contained in this Section 5.6 apply to qualified plans and only such plans maintained by Affiliates, whether or not such plans have previously been terminated. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the Maximum Permissible Amount permitted under Code Section 415.

Section 5.6.2 Maximum Permissible Amount. The Maximum Permissible Amount means that the Annual Additions that may be contributed or allocated to a Participant’s Accounts under the Plan for any Plan Year shall not exceed the lesser of:

(a) $53,000, as adjusted for increases under Code Section 415(d); or

(b) One hundred percent (100%) of the Participant’s 415 Compensation for the Plan Year.

Section 5.6.3 Annual Additions. “Annual Additions” means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by a Participating Employer or an Affiliate in which the Participant participates:

(a) Elective Deferrals by a Participating Employer made pursuant to Section 5.1

(b) Matching Contributions made by a Participating Employer pursuant to Section 5.2;

(c) Personal Investment Account Contributions made under Section 5.3; and

(d) Forfeitures.

Amounts allocated to an individual medical account, as defined in Code Section 415(1)(2), which is a part of a qualified pension or annuity plan maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), and under a welfare benefit fund, as defined in Code Section 419(e), maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.

Annual Additions shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes, but is not limited to, payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

Section 5.6.4 Effect of Reductions. If a Participant is also a participant in one (1) or more other defined contribution plans maintained by a Participating Employer or an Affiliate, and if the amount of employer contributions otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code Section 415, such allocations under this Plan and each of such other plans shall be accomplished by first reducing (a) Participating Employer contributions which constitute unmatched Elective Deferral contributions; then (b) Participating Employer contributions which are matched Elective Deferral contributions (together with the corresponding Matching Contributions); then (c) Participating Employer contributions (or forfeitures allocated as contributions) which are not Elective Deferral contributions or Matching Contributions, to the extent such Participating Employer contributions are treated as Annual Additions; and finally (d) any amounts allocated to a welfare benefit fund (as defined in Code Section 419(e)) of a Participating Employer. If contributions or forfeitures for more than one (1) Participating Employer are present, any reduction of such amounts shall be made proportionately. If there are contributions of the same priority category present in more than one (1) plan or fund, contributions in the highest priority category shall be reduced to zero (0) before any reduction shall be made in a lower priority category. The amount that will be contributed to the Plan after the reduction in each priority category shall be an amount equal to the product of the remaining Annual Addition described in Section 5.6.3 and a fraction, the numerator of which is the amount to be allocated under this Plan in that priority category without regard to this Section 5.6, and the denominator of which is the amount that would otherwise be allocated in that priority category under all defined contribution plans and welfare benefit funds, without regard to this Section 5.6. This paragraph shall be applied to all categories until the required reduction has been effected.

If for any Plan Year the Maximum Permissible Amount would otherwise be exceeded with respect to any Participant then the Plan shall correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2013-12 or any superseding IRS guidance.

Section 5.7 Contributions in the Event of a Change in Control.

(a) Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control (as herein defined) of the Company during any Plan Year, the Participating Employers shall make a Matching Contribution under Section 5.2 and a Personal Investment Account Contribution under Section 5.3 for such Plan Year. If the Matching Contribution for the Plan Year is based upon achievement of performance categories for the Plan Year, then the Matching Contribution required under this Section 5.7 shall not be less than the greater of (1) the Matching Contribution (expressed as a percentage of Elective Deferrals under Section 5.1) that is determined by the Chairman of the Board, Chief Executive Officer or President of the Company in that person’s sole discretion for the Plan Year be based upon the targeted achievement of the performance categories with respect to the calculation of the Matching Contribution for the Plan Year; or (2) if the Change in Control occurs after the first quarter of the Plan Year, the contribution (expressed as a percentage of Elective Deferrals under Plan Section 5.1) that would be made by the Participating Employers for the Plan Year had no Change in Control occurred during the Plan Year, and had the actual achievement of the performance categories applicable with respect to the calculation of Matching Contributions under the Plan for the Plan Year equaled the achievement with respect to such performance categories most recently projected for the Plan Year by the Company prior to the Change in Control under its administrative procedures (adjusted to exclude (A) all legal, accounting, investment banking and other costs and expenses incurred or projected by the Company in connection with or in opposition to the events resulting in the Change in Control, and (B) the projected effect of the Change in Control on the performance categories applicable with respect to the calculation of Participating Employer Matching Contributions under the Plan for the Plan Year). The Company shall compute such projections for the Plan Year at or about the end of each quarter, except the last quarter of each Plan Year. If the Matching Contribution for the Plan Year is not based upon achievement of performance categories for the Plan Year, then the Matching Contribution required under this Section 5.7 shall be the Matching Contribution (expressed as a percentage of Elective Deferrals under Section 5.1) that is determined by the Chairman of the Board, Chief Executive Officer or President of the Company in that person’s sole discretion for the Plan Year. Provided, however, that the contribution shall be subject to the limitations set forth in Sections 5.1.5, 5.5 and 5.6. Elective Deferrals returned to a Participant pursuant to Sections 5.1.7, 5.5 and 5.6 shall not be eligible for Matching Contributions.

(b) For purposes hereof, a Change in Control shall mean:

(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of

Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding ordinary shares of Company Stock (the “Outstanding Ordinary Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the Board (the “Outstanding Voting Securities”); provided, however, that, for purpose of this Section 5.7(b)(1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; (iv) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; or (v) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 5.7(b)(3); or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless immediately following such Business Combination; (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Ordinary Shares and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) and the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of (i) the entity resulting from such Business Combination (the “Surviving Corporation”); or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding ordinary shares and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the

Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (i) compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (ii) section 204 of the Companies Act 1963 of the Republic of Ireland.

Also for the avoidance of doubt, the disposition of Physio-Control International, Inc., a Washington corporation that was a Participating Employer in the Plan until its disposition by Medtronic on or about January 31, 2012, did not constitute a Change in Control with respect to the Company or any of its Participating Employers.

Section 5.8 Employee Contributions. Contributions to the Plan by Employees (other than Elective Deferrals) are not permitted.

Section 5.9 Dividends. The Board may elect to adopt a dividend program. If such program is adopted, it shall be subject to the following rules. Any dividends received with respect to Company Stock allocated to a Participant’s Account shall be, at the election of the Participant or Beneficiary, allocated to such Account and reinvested in Company Stock or distributed to the Participant or Beneficiary. The portion of such dividends to be so allocated and credited to each such Account, or to be so distributed to such Participant or Beneficiary, shall be determined on the basis of the number of share units of Company Stock held in such Participant’s Account as of the record date for the payment of dividends. A Participant or Beneficiary may elect at any time up to three (3) days prior to a dividend payment date or three (3) days after a dividend payment date whether to receive the dividend allocable to the Participant or Beneficiary in cash. If a Participant or Beneficiary does not make an election, the Participant or Beneficiary shall be deemed to have elected to reinvest any dividends in Company Stock. The Participant or Beneficiary may change such election at any time provided no such change will be effective with respect to a payment date for dividends within three (3) days of such change. If any dividends are to be distributed to a Participant or Beneficiary, such distribution shall be distributed in cash to such Participant or Beneficiary as soon as practicable following the payment of the dividend but in no event later than (ninety (90) days after the close of the Plan Year for which such dividends are paid. Notwithstanding any other provision of the Plan to the contrary, a Participant or Beneficiary shall be fully vested in dividends allocated to the Participant’s or Beneficiary’s Account and all share units of Company Stock purchased with reinvested dividends. The Administrator may adopt administrative procedures limiting elections with respect to cash payments of small amounts of dividends where the expense of processing the payment is disproportionate to the amount of the payment.

ARTICLE VI

INDIVIDUAL ACCOUNTS

Section 6.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant for purposes of communicating the source of amounts allocated to Participants.

(a) ESOP Employer Contribution Account. An ESOP Employer Contribution Account means the record of amounts attributable to Non-Matching Allocations or Minimum Non-Matching Allocations under the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan prior to May 1, 2005, and the earnings thereon.

(b) ESOP Employer Match Account. An ESOP Employer Match Account means the record of amounts attributable Matching Allocations or Minimum Matching Allocations under the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan prior to May 1, 2005, and the earnings thereon.

(c) 401(k) Employee Contribution Account. A 401(k) Employee Contribution Account means the record of amounts attributable to Elective Deferrals made to the Plan pursuant to a Salary Reduction Agreement under Section 5.1 and the earnings thereon, and Elective Deferrals, including earnings thereon, transferred from the former Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan.

(d) Roth Employee Contribution Account. A Roth Employee Contribution Account means the record of amounts attributable to Roth Elective Deferrals made to the Plan pursuant to a Salary Reduction Agreement under Section 5.1 and the earnings thereon.

(e) 401(k) Company Match Account. A 401(k) Company Match Account means the record of amounts attributable to Matching Contributions made under Section 5.2, and the earnings thereon.

(f) Personal Investment Account. A Personal Investment Account means the record of the amounts attributable to Personal Investment Account Contributions made under Section 5.3, and the earnings thereon. At the Company’s discretion, such Account may be divided for communication purposes into a retiree medical account and an account not identified as a retiree medical account. All plan provisions that apply to the Personal Investment Account shall apply without distinction to the portion of the Personal Investment Account identified as the retiree medical account and to the portion not identified as the retiree medical account.

(g) 401(k) Rollover Account. A 401(k) Rollover Account means the record of an Employee’s rollover contributions from the trustees of other employer qualified plans or Individual Retirement Accounts or direct rollovers from another qualified plan of the Company or a Participating Employer, and the earnings thereon. Transfers (but not rollovers) of Participant account balances from another qualified plan of an Affiliate that is merged with the Plan, such that the transferred assets would be subject to any other special restrictions or conditions, shall be held in a separate restricted Prior Plan Account.

(h) Roth Rollover Account. A Roth Rollover Account means the record of an Employee’s rollover contributions from the trustees of other employer qualified plans described in Code Section 402A(e)(1) and the earnings thereon.

(i) Loan Account. A Loan Account means the record of unpaid principal and accrued interest on a loan to a Participant or Beneficiary, under the Participant Loan Program adopted by the Company and attached hereto as Addendum C, and the unpaid principal and accrued interest on loans transferred from the Loan Account under another Plan.

(j) Medtronic Savings Plan Account. A Medtronic Savings Plan Account means the record of amounts attributable to voluntary employee contributions that were transferred on or before August 16, 1993, from Account F of the Medtronic, Inc. and Participating Employers Profit Sharing Plan, and the earnings thereon.

(k) Profit Sharing Account. A Profit Sharing Account means the record of amounts attributable to Participating Employer contributions that were transferred on or before August 16, 1993, from Account B of the Medtronic, Inc. and Participating Employers Profit Sharing Plan, and the earnings thereon.

(l) Prior Plan Account. A Prior Plan Account means the record of amounts attributable to Participant’s account balances transferred (not rolled over) from another qualified plan of an Affiliate or other employer that is merged with the Plan, and earnings thereon. Transfers of Participant account balances from another qualified plan that is merged with the Plan that are subject to a vesting schedule, or other restrictions or conditions, shall be held in one or more separate restricted Prior Plan Accounts.

(m) Forfeiture Account. A Forfeiture Account means the record of amounts attributable to a Participant whose Termination of Employment occurs under circumstances such that the Participant is not one hundred percent (100%) vested in the value of one (1) or more of the Participant’s ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account, Personal Investment Account or Prior Plan Account.

(n) Vested Stock Dividend Account. A Vested Stock Dividend Account means the record of amounts attributable to dividends paid from the Company ESOP Stock Fund and the Company Common Stock Fund.

(o) Vested Break in Service Account. A Vested Break in Service Account means the record of vested amounts remaining after a Participant incurs a break-in-service greater than five (5) years.

(p) QNEC Account. A QNEC Account means a record of amounts attributable to qualified nonelective employer contributions that are made by a Participating Employer or that are transferred to the Plan in connection with the merger of a qualified plan of another employer, and earnings thereon. Such an Account is fully vested immediately and is subject to the distribution limitations of Section 1.401(k)-1(d) of the Treasury Regulations.

(q) Roth Transfer Account. A Roth Transfer Account means the record of an Employee’s In-Plan Roth Transfer contributions described in Section 10.15, and earnings thereon.

Any one (1) or more of the above types of Accounts may be established for a Participant if required by the Plan or if considered advisable by the Company in the administration of the Plan. The Administrator may also establish additional separate Accounts as necessary. Except as expressly provided herein to the contrary, the Trust shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Trust assets.

Section 6.2 Valuation of Accounts. As of each Valuation Date, each Account shall be adjusted to reflect the effect of contributions, distributions, transfers, income, and all other transactions with respect to the Trust since the preceding Valuation Date, as follows:

(a) The number of shares of Company Stock and/or other assets held in the Account as of the preceding Valuation Date shall be reduced to reflect any subsequent distributions, or other dispositions or transfers to a Forfeiture Account.

(b) The Account shall be adjusted to reflect gain or loss on assets other than Company Stock, any stock dividends, stock splits, reverse splits, recapitalizations, or the like.

(c) The Account shall be adjusted to reflect any contributions allocated thereto.

Section 6.3 Participant Statements. Each calendar quarter the Company shall provide each Participant with a statement of the Participant’s Account balances as of the end of the immediately preceding calendar quarter.

ARTICLE VII

FUNDING; INVESTMENT OPTIONS AND PARTICIPANT INSTRUCTIONS

Section 7.1 Funding Policy for Plan Accounts. The Company shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law; and (b) communicate this policy to the Trustee in writing, and direct and supervise the Trustee’s actions to see that this policy is carried out. The Company may, however, delegate this function to an investment manager. An investment manager (if appointed) shall be charged with the power to direct the Trustee as to the management, acquisition or disposal of any or all assets of the Trust (as designated in the delegation) and must be registered as an investment adviser under the Investment Advisers Act of 1940, be a bank as defined in said Act, or be an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one (1) state, and must have acknowledged in writing that the investment manager is a fiduciary with respect to the Plan.

Section 7.2 Plan Separate Funds.

Section 7.2.1 In General. In recognition of the fact that existing and future Participants and Beneficiaries may have diverse economic situations which make it desirable to permit some degree of individual selection of different types of investments in the portion of the Trust, the Company may establish separate funds under the Plan from time to time, subject to the following provisions of this Section 7.2. A pooled investment fund shall be treated as a separate fund under Section 7.2 to the extent the provisions of this Section 7.2 do not conflict with the terms of the service agreement and Trust Agreement executed in connection with the pooled fund.

Section 7.2.2 Establishment of Separate Funds. The Company may at any time or from time to time establish separate funds by written resolution. Any separate fund shall at all times remain a part of the Trust and subject to all of the Trust provisions, and the total of such separate funds existing at any time, in addition to funds that are not so separately invested, shall comprise the total Trust attributable to Plan Accounts.

In establishing separate funds, the Company may authorize, but shall not require, each Participant or Beneficiary having an interest in the Trust to direct the Trustee to transfer all or part of the assets allocated to him or her from one (1) separate fund to another and to allocate future contributions to any separate fund, at such time or times and upon such terms and restrictions as the Company may determine; provided, however, that all such terms and restrictions shall:

(a) Be uniform, requiring persons in like circumstances to be treated in the same manner (although the Company’s rules may distinguish between types of Plan Accounts);

(b) Grant to each Participant and Beneficiary for each type of Account the right to select the separate fund or funds (authorized by the Company) in which the assets allocated to him or her are to be invested; and

(c) Specify the general nature or type of investments to be utilized for each separate fund.

If Participants and Beneficiaries are authorized to provide investment direction to the Trustee, such direction may be given to the Trustee in writing or otherwise, provided the Participant or Beneficiary has the opportunity to obtain written confirmation of that direction. The Trustee is obligated to comply with the Participant or Beneficiary’s directions except as provided in Department of Labor Regulations Sections 2550.404c-1(b)(2)(ii)(B) and 2550.404c-1(d)(2)(ii). If the Participant or Beneficiary is authorized to direct the assets allocated to the Participant or Beneficiary and no direction is provided to the Trustee with respect to any contribution to the Plan, the Trustee shall credit the contribution to the Participant’s or Beneficiary’s Account and shall invest such contribution pursuant to the direction of the Company.

Separate funds established pursuant to this Section 7.2.2 may be created as a part of a trust fund. Investment changes may be made on any Valuation Date. The Company shall maintain adequate records that will separately reflect the shares of Company Stock that are acquired with the proceeds of the Exempt Loan and the shares of Company Stock that are acquired as a result of the Participant’s election to invest in Company Stock.

Section 7.2.3 Valuation of Separate Funds and Plan Accounts. Each separate fund shall be valued in the same manner and at the same time as the Trust is required to be valued as provided in Section 6.2.

Section 7.2.4 Consolidation of Funds. At such time or times as the Company may determine, one (1) or more separate funds may be consolidated, using fair market values as of the date of consolidation. The consolidation is to be governed by uniform terms, restrictions, rules and conditions as established by the Company. The consent of any individual Participant or Beneficiary shall not be required to permit a consolidation.

Section 7.3 Loans to Participants. The Company will permit loans to be made from the Plan. All loans will be governed in accordance with Addendum C to the Plan entitled “Participant Loan Program,” as may be amended from time to time by the Company, the provisions of which will be deemed a part hereof.

Section 7.4 Investment in Company Stock. Generally, assets of the ESOP Employer Contribution and ESOP Employer Match Accounts of the Trust are to be invested solely in Company Stock and held in the ESOP Employer Contribution and ESOP Employer Match Accounts. The ESOP shall be invested primarily in Company Stock. If Company Stock is purchased or sold as an investment of the Trust from or to a disqualified person or party in interest, as those terms are used in the Code and ERISA, and if there is no generally recognized market for such securities, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value. Subject to the foregoing provisions of this Section 7.4, the Trustee may hold a portion of the ESOP in cash, cash equivalents, or investments other than Company Stock.

Section 7.5 Diversification of ESOP Employer Match Account. A Participant, Beneficiary, or alternate payee may elect to sell all or a portion of the shares of Company Stock held in the ESOP Employer Contribution or ESOP Employer Match Accounts and invest the proceeds of the sale of Company Stock in the investment fund choices offered under the Plan, including the Company Common Stock Fund; provided, however, that in no event may the Participant, Beneficiary or alternate payee elect to invest directly from the ESOP Employer Contribution or ESOP Employer Match Accounts into the Company Common Stock Fund option offered under the Plan.

Section 7.6 Voting of Company Common Stock. Each Participant is, for purposes of this Section 7.6, hereby designated a “named fiduciary” within the meaning of ERISA Section 402(a)(2) and shall have the right to direct the Trustee as to the manner in which shares of Company Stock allocated to such Participant’s Accounts are to be voted on each matter brought before an annual or special stockholders’ meeting of the Company. In addition, each Participant, as a named fiduciary, shall also direct the vote of a portion determined below of any shares of Company Stock for which a signed voting direction instruction is not timely received from the Participants to whose account the shares are allocated. Before each annual or special meeting of the stockholders of the Company, the Company shall send each Participant a copy of the proxy solicitation materials, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock held in the Trust. Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or Employees of the Company.

The Trustee shall vote all shares of Company Stock held by it as part of the Trust in proportion to “votes” cast by Participants, as follows:

(a) The Trustee shall determine the aggregate number of shares held in all Plan Accounts.

(b) The Company shall determine a Participant’s interest in that Participant’s Account as a percentage of the interests of all Participants in their Accounts.

(c) The number of “votes” the Participant may cast shall be determined by applying the percentage in (b) to the aggregate number of shares in (a).

(d) The Trustee shall determine the number of “votes” for, against and abstaining with respect to each proposition, and shall vote, in person or by proxy, all of the shares of Company Stock held in the Trust in proportion to the “votes” received.

The determinations in (a), (b), and (c) shall be as of a Valuation Date selected by the Company which is not more than ninety (90) days preceding the record date for the meeting. It is intended that by reason of the foregoing provisions allocated shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion to the instructions actually received.

Section 7.7 Tender or Exchange Offers Regarding Company Stock. Each Participant is, for purposes of this Section 7.7, hereby designated a “named fiduciary” within the meaning of ERISA Section 402(a)(2) and shall have the right to direct the Trustee whether shares of Company Stock allocated to such Participant’s Accounts are to be tendered in a tender or a tender exchange offer with respect to shares of Company Stock. If the Trustee does not receive timely instruction from a Participant as to the manner in which to respond to such a tender or exchange offer, such Participant shall be deemed to have timely instructed the Trustee not to tender or exchange any shares of Company Stock with respect to which such Participant has the right of direction. As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Company Stock, the Company shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Company Stock, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each Participant. In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Trustee to tender or exchange shares and the tender or exchange thereof shall not be deemed a withdrawal or suspension from the Plan solely by reason of the giving of such instructions and the Trustee’s compliance therewith. Instructions by Participants pursuant to this Section 7.7 shall apply to allocated shares held in all

Accounts of Participants. The number of shares as to which a Participant may provide instructions shall be determined as follows:

(a) The Trustee shall determine the aggregate number of shares held in all Accounts of Participants.

(b) The Company shall determine a Participant’s interest in that Participant’s Accounts as a percentage of the interests of all Participants in their Accounts.

(c) The Participant may provide instructions with respect to a number of shares of Company Stock determined by applying the percentage in (b) to the aggregate number of shares in (a). If a Participant directs tender or exchange of the shares for which that Participant may provide instructions, the Trustee shall follow that instruction. The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (1) directs against their tender or exchange or (2) gives no direction.

Said determination shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender or exchange of shares of Company Stock shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

ARTICLE VIII

DESIGNATION OF BENEFICIARY

Section 8.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Trust as a result of the Participant’s death. The Beneficiary may be one (1) or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein. A Beneficiary designation that designates a spouse or Domestic Partner as a Beneficiary will be deemed revoked in the event the spouse and Participant are divorced or the Domestic Partnership has been terminated at the time of the Participant’s death unless the Participant enters into a new Beneficiary designation following the divorce or termination of Domestic Partnership that names the former spouse or Domestic Partner as the Participant’s Beneficiary.

Section 8.2 Special Requirements for Married Participants. Notwithstanding the provisions of Section 8.1, if a Participant is married at the time of the Participant’s death, the Participant’s Beneficiary shall be the Participant’s spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse’s consent acknowledges the effect of the designation, and the spouse’s consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the

Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by federal regulations.

Section 8.3 Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to the Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or make payment pursuant to Section 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason. A Beneficiary designation that was filed with the Company for the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan or the Medtronic Employee Stock Ownership and Supplemental Retirement Plan, shall continue to remain in full force and effect until such time as such Beneficiary designation is revoked and a new Beneficiary designation is filed with the Administrator for the Plan.

Section 8.4 No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, or if no designated Beneficiary survives the Participant, the Participant’s Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor:

(a) The Participant’s spouse, if living.

(b) The Participant’s Domestic Partner provided Domestic Partner has been designated by Participant prior to death.

(c) The Participant’s children in equal shares, except that if any of the children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation, the share their parent would have taken if living. For purposes of this Section 8.4(c), “children” shall not include stepchildren unless such stepchildren have been adopted by the Participant.

(d) The Participant’s parents in equal shares, if both are living or, if but one (1) is living, to such survivor.

(e) The Participant’s surviving brothers and sisters in equal shares.

(f) The Participant’s estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Section 8.5 Beneficiary Designation. A Beneficiary may designate a successor Beneficiary. Each such designation shall be made according to the same rules (other than Section 8.2) applicable to designations by a Participant. If a Beneficiary fails to make such a designation, the balance of any payments remaining due will be payable to the estate of the deceased Beneficiary.

ARTICLE IX

BENEFIT REQUIREMENTS

Section 9.1 Benefit on Retirement or Disability. If a Participant’s Termination of Employment occurs on or after the Participant attains age sixty-two (62), or on or after the date which is the first anniversary of the first date that an Employee has been absent due to a Disability, the Participant shall be one hundred percent (100%) vested in the Participant’s entire Account. Such Participant’s Account, as adjusted pursuant to Section 6.2 shall be distributed to the Participant in the manner specified in Article X.

Section 9.2 Other Termination of Employment. If a Participant’s Termination of Employment occurs (for any reason other than the Participant’s death) under circumstances such that the Participant is not entitled to a benefit under Section 9.1, the Participant shall be entitled to a benefit equal to the vested percentage in the manner described in this Section 9.2, as adjusted under Section 6.2, and payable in the manner described in Article X.

Section 9.2.1 Full Vesting. A Participant shall be one hundred percent (100%) vested at all times in amounts allocated to the Participant’s 401(k) Employee Contribution Account, Roth Employee Contribution Account, Loan Account, Medtronic Savings Plan Account, Profit Sharing Account, 401(k) Rollover Account, Roth Rollover Account, QNEC Account. and Roth Transfer Account. This portion, together with the vested portion of the ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account and Personal Investment Accounts determined in accordance with the vesting schedule set forth in 9.2.2 and 9.2.3 below, and Prior Plan Accounts determined in accordance with the vesting schedule applicable to such Accounts shall be distributed at the same time and same manner as described in Article X.

Section 9.2.2 Vesting in ESOP Employer Contribution Account, ESOP Employer Match Account, and 401(k) Company Match Account. In the event of the Participant’s Termination of Employment under Section 9.2, the Participant’s vested interest in the Participant’s ESOP Employer Contribution Account, ESOP Employer Match Account, and 401(k) Company Match Account shall be determined in accordance with the following vesting schedule, depending upon the number of Years of Service completed at the time of the Participant’s Termination of Employment, as follows:

Years of Service	Vested Percentage

Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Any amount not vested under the foregoing vesting schedule shall constitute a forfeiture upon the Participant’s Termination of Employment and will be applied in accordance with Section 9.2.4.

In the event a Participant receives a Matching Contribution for a Plan Year and, under the provisions of Section 5.2, receives a refund of Elective Deferrals due to a failure to meet the ADP test described in Section 5.5.2, the Participant shall forfeit any Matching Contributions (including any gains or earnings on such contributions) to the extent the Matching Contributions relate to the refunded Elective Deferrals and the Matching Contributions would not have been made if the refunded Elective Deferrals had not been contributed in the first instance.

Section 9.2.3 Vesting in Personal Investment Account. In the event of the Participant’s Termination of Employment under Section 9.2, the Participant’s vested interest in the Participant’s Personal Investment Account shall be determined in accordance with the following vesting schedule, depending upon the number of Years of Service completed at the time of the Participant’s Termination of Employment, as follows:

Years of Service	Vested Percentage

Less than 3	0%
3 or more	100%

Any amount not vested under the foregoing vesting schedule shall constitute a forfeiture upon the Participant’s Termination of Employment and will be applied in accordance with Section 9.2.4.

Section 9.2.4 Forfeitures. All of a Participant’s Years of Service shall be taken into account for purposes of computing the vested portion of the Participant’s Accounts, except that in the case of a terminated Participant who has incurred five (5) consecutive one (1) year Recognized Breaks in Service, Years of Service after such break shall not be taken into account in determining the vested percentage of the Participant’s Accounts which accrued prior to such five (5) consecutive one (1) year Recognized Breaks in Service. If a Participant terminates employment and receives a complete lump sum distribution of the Participant’s entire Account at a time when the Participant has less than a one hundred percent (100%) vested interest in the Participant’s Accounts, the Participant shall immediately forfeit the nonvested portion of the Accounts. In the event a distribution occurs prior to the date on which the Participant has incurred five (5) consecutive one (1) year Recognized Breaks in Service, and the Participant returns to service prior to such date, the forfeited amounts shall be restored by the Participating Employers on a pro rata basis to a separate account of the Participant without adjustment for gains or losses. If a Participant terminates employment with any Affiliate at a time when the Participant has no vested interest in the Participant’s Accounts, the Participant will be deemed to have received a distribution of the Accounts.

If the Participant has a subsequent Termination of Employment, if the Participant is not then one hundred percent (100%) vested in the Participant’s reinstated separate account, the benefit to which the Participant shall be entitled therefrom shall be determined by the formula:

X – Y
100% - Y

where X is the vested percentage at the relevant time and Y is the vested percentage at the time of the prior termination.

If a Participant has received some but not all of the vested portion of the Participant’s Account, and the Participant subsequently becomes eligible to share in contributions of the Company, a separate ESOP Employer Contribution Account, ESOP Employer Match Account, and 401(k) Company Match Account shall be established for the Participant for each subsequent period of eligibility. The amounts in the separate accounts from which partial distributions have previously been deducted shall be vested at any relevant time as (“X”) determined by the following formula: X = P(AB +(R x D)) — (R x D), where P is the vested percentage at the relevant time, AB is the account balance of the separate account at the relevant time, D is the amount of the distribution, R is the ratio of the account balance of the separate account at the relevant time to the balance of the separate account immediately after the distribution, and the relevant time is the time at which, under the Plan, the vested percentage in the Account cannot increase.

The amount required to reinstate an Account pursuant to this Section 9.2.4 as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

(a) Amounts forfeited under this Section 9.2.4 for the Plan Year.

(b) Employer contributions for the Plan Year.

(c) Net income or gain of the Trust not previously allocated to other Accounts.

The benefit under this Section 9.2.4 shall be paid at the times and in the manner determined under Article X.

Any amounts forfeited may be used to reinstate Accounts, defray administrative expenses, or reduce Participating Employer contributions in the year in which the forfeiture arises or in a subsequent year.

Notwithstanding the above, if a Participant returns to service after a Termination of Employment but before May 1, 2013, (i) any amounts attributable to the Participant’s Personal Investment Account that were previously forfeited shall be restored without adjustment for gains or losses, regardless of the Participant’s number of Recognized Breaks in Service; and (ii) all of such Participant’s Years of Service shall be taken into account for purposes of computing the vested portion of the Participant’s Personal Investment Account contributions.

Section 9.2.5 Vesting in Prior Plan Accounts. The vested interest in a Participant’s Prior Plan Account shall be one hundred percent (100%); provided, however, that if a different vesting schedule is set forth in any applicable Appendix to the Plan, the vesting schedule set forth in the specific Appendix that applies to the Participant with respect to amounts transferred from plans of an Affiliate that are merged with this Plan (or merged with the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan) shall determine the Participant’s vested interest. Notwithstanding the foregoing, the computation of the Participant’s nonforfeitable percentage shall be the greater of (a) the vesting schedule set forth in the applicable Appendix, or (b) the vesting schedule set forth in Section 9.2.2 of the Plan.

Section 9.3 Death. If a Participant’s Termination of Employment is the result of the Participant’s death, the Participant shall be one hundred percent (100%) vested in the Participant’s Accounts. Such benefit shall be paid to the Participant’s Beneficiary at the times and in the manner determined under Article X. If a Participant’s death occurs after the Participant’s Termination of Employment, a distribution of the balance of the Participant’s Accounts shall be made to the Participant’s Beneficiary in accordance with the provisions of Article X. If a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then had a Termination of Employment as a result of death.

ARTICLE X

DISTRIBUTION OF BENEFITS

Section 10.1 Time and Method of Payment. The Trustee, in accordance with the instructions of the Company and in the manner provided herein, shall pay the benefit to which a Participant or Beneficiary may become entitled under Article IX at such time and in such manner as the Participant or Beneficiary, as the case may be, may elect, subject to the provisions of this Article X. All Account distributions that are held in Company Stock shall be made in Company Stock, except that: (a) a fractional share of Company Stock shall be converted and distributed in cash, (b) distributions pursuant to Section 10.1.6 shall be made in cash, and (c) if consented to by the Participant or Beneficiary, part or all of a distribution may be distributed in the form of cash. Notwithstanding any other provision of the Plan to the contrary, a Participant whose Employment Commencement Date was before May 1, 2014, may request that all or any distribution of his or her Account be made in the form of Company Stock.

Section 10.1.1 Distributions. Unless the Participant consents to and elects a later date in writing, benefits of a Participant whose vested Account exceeds the Cash-Out Amount shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: the date the Participant attains the Participant’s Normal Retirement Age, the tenth (10th) anniversary of the Plan Year in which the Participant commenced participation in the Plan, or the Participant’s Termination of Employment, but in no event later than the required beginning date as set forth in Section 10.1.5. Notwithstanding any provision of this Section 10.1 to the contrary, the distribution of Loan Accounts shall comply with the rules set forth in the Participant Loan Program attached hereto as Addendum C and with the terms of the promissory notes, consents and any other agreements entered into in connection with the loans.

Section 10.1.2 Termination of Employment after Age Fifty-Five (55) or Due to Disability. If the Participant’s Termination of Employment occurs after age fifty-five (55) or due to Disability, or in the event the Participant terminates prior to age fifty-five (55) and defers the distribution of the balance credited to the Participant’s Account until the Participant attains age fifty-five (55) or later, the Participant may elect to receive payments under either of the following methods:

(a) A single sum distribution of the entire vested Account commencing not later than the Participant’s required beginning date as set forth in 10.1.5. below, or

(b) A distribution of the entire vested Account in two (2) or more installment payments over such period of time as the Participant or Beneficiary shall determine, but not extending beyond the life expectancy of the Participant and the Participant’s surviving spouse, Domestic Partner or designated Beneficiary determined at the time benefits commence provided that installments paid prior to the Participant’s required beginning date shall not be subject to a minimum distribution requirement. A Participant may elect to increase or decrease the amount of each installment payment at any time during the year not to exceed four (4) changes in a calendar year.

(c) A combination of (a) and (b). For this purpose a combination of (a) and (b) means that a Participant may request a distribution of the vested ESOP Employer Contribution and ESOP Employer Match Accounts in a single sum distribution and a distribution of the vested other Accounts in installment payments, or vice versa.

Section 10.1.3 Termination of Employment Before Age Fifty-Five (55) and Not Due to Disability. Notwithstanding any provision herein to the contrary, if a Participant’s Termination of Employment occurs before the Participant attains age fifty-five (55) and is not due to Disability, and the Participant elects to receive a distribution of the balance credited to the Participant’s Account before the Participant attains age fifty-five (55), the Participant may only receive a single lump sum distribution of the entire balance credited to the Participant’s Accounts, commencing not later than the Participant’s required beginning date as set forth in Section 10.1.5.

Section 10.1.4 Distributions Due to Death.

(a) Death After Distributions Begin. In the event a Participant dies after payment of benefits is deemed to have commenced, remaining payments, if any, shall continue to the Participant’s Beneficiary on the same basis as payable prior to the Participant’s death; provided however, that the Company shall pay any remaining benefits to the Beneficiary in the form of a single sum if elected in writing by the Beneficiary. In such event, payment will be made as soon as practicable after such written election.

(b) Death Before Distributions Begin. If a Participant dies before distribution is deemed to have commenced, the Participant’s vested Account shall be distributed to the Participant’s Beneficiary in the manner as specified in Section 10.1 as the Beneficiary selects in writing at a time which is no later than December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant’s death.

Notwithstanding the foregoing, the benefit payable to a designated Beneficiary may be distributed in installments over a period not extending beyond the life expectancy of such designated Beneficiary if distribution begins by the later of one (1) year after the death of the

Participant, any later date permitted under applicable Treasury Regulations, or, if the designated Beneficiary is the surviving spouse of the Participant, the date on which the Participant would have attained age seventy and one-half (70 1⁄2). If a Beneficiary fails to make a written election of a form of payment, the Company shall pay the benefit in a lump sum distribution as soon as reasonably practicable after the one (1) year anniversary of the Participant’s death. Notwithstanding the foregoing, the Company shall distribute the Participant’s vested Account to the Beneficiary in a single lump sum as soon as reasonably practicable following the date of the Participant’s death if the Participant’s vested Account Balance does not exceed the Cash-Out Amount as of the date of distribution.

Section 10.1.5 Minimum Distribution Requirements.

(a) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in Section 10.1.5(a)(3), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1⁄2), if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in Section 10.1.5(a)(3), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.1.5(a)(2), other than Section 10.1.5(a)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 10.1.5(a)(2) and Section 10.1.5(c), unless Section 10.1.5(a)(2)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 10.1.5(a)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.1.5(a)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.1.5(a)(2)(i), the date distributions are considered to begin is the date distributions actually commence.

(3) Election to Apply Five (5) Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 10.1.5(a)(2), but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(4) Election to Allow Participants or Beneficiaries to Elect Five (5) Year Rule. Participants or Beneficiaries may elect on an individual basis whether the five (5) year rule or the life expectancy rule in Sections 10.1.5(a)(2) and 10.1.5(c)(2) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 10.1.5(a)(2), or by September 30 of the calendar year which contains the fifth (5th) anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 10.1.5(a)(2) and 10.1.5(c)(2) and, if applicable, the elections in Section 10.1.5(a)(3) above.

(5) Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.1.3, 10.1.5(b) and 10.1.5(c).

(b) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.1.5(b) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(c) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one (1) for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one (1) for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(2) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. Except as provided in Section 10.1.5(a)(3), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 10.1.5(c)(1).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.1.5(a)(2)(i), this Section 10.1.5(c)(2) will apply as if the surviving spouse were the Participant.

(d) Definitions.

(1) “Designated Beneficiary.” The individual who is designated as the Beneficiary under Article VIII of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) “Distribution calendar year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.1.5(c)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) “Life expectancy.” Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) “Participant’s account balance.” The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) “Required Beginning Date.” The distribution of a Participant’s benefits will be made in accordance with Code Section 401(a)(9) and the regulations thereunder, and those provisions are incorporated in the Plan by reference. Except as provided in the next sentence, distribution of all benefits attributable to a Participant’s Account must commence not later than April 1 of the calendar year following the later of the calendar year during which the Participant’s Termination of Employment occurs or the calendar year in which the Participant attains age seventy and one-half (70 1⁄2). For any Participant who is a five percent (5%) owner (as defined in Code Section 416) for the Plan Year ending in the calendar year in which the Participant attains seventy and one-half (70 1⁄2), distributions will commence not later than April 1 of the calendar year following the calendar year during which the Participant attains age seventy and one-half (70 1⁄2) (regardless of the Participant’s Termination of Employment).

Section 10.1.6 Distribution of Cash-Out Amount. Notwithstanding any provision of this Section 10.1 to the contrary, if the total value of a Participant’s vested Account is less than the Cash-Out Amount, his or her benefits shall be paid as a single sum distribution promptly after his or her Termination of Employment. However, if this distribution is valued greater than $1,000 and less than or equal to the Cash-Out Amount, and the Participant does not elect to receive the distribution directly or in a rollover pursuant to Section 10.13 of the Plan, the Administrator shall transfer such distribution to an individual retirement account of a designated trustee or issuer and shall notify the distributee in writing that the distribution may be transferred to an individual retirement account. If the Administrator transfers the Participant’s distribution to an individual retirement account as described in the previous sentence, any Company Stock held in the Participant’s account shall be liquidated and distributed in cash to the individual retirement account. Notwithstanding the above, if the Participant cannot be located the account will remain in the Trust.

Section 10.1.7 Distribution of Loan Account. Notwithstanding any provision herein to the contrary, if an Account of a Participant contains a segregated Loan Account, the assets in said segregated Loan Account (namely the unpaid note) shall be distributed in kind thirty (30) days from the Participant’s Termination of Employment for any reason or, as of the first date any distribution is made to the Participant following Termination of Employment, if earlier, and such distribution shall be considered as a total distribution of the entire segregated Loan Account. Notwithstanding the foregoing, the Administrator may, in the case of a sale or closing of an Affiliate, permit continuation of loan payments following the sale or closing, determined on a case-by-case basis in accordance with nondiscriminatory rules. In such case, distribution of the Participant’s segregated Loan Account shall be governed by the terms of the Loan Program.

Section 10.2 Hardship Withdrawals. As of any Valuation Date prior to Termination of Employment, a Participant may make withdrawals from the Participant’s vested Accounts in the Plan (excluding the ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account, QNEC Accounts and the Personal Investment Account) but only for the purpose of enabling the Participant to meet a financial hardship. Amounts will be distributed under this Section 10.2 only upon the Company’s written direction to the Trustee after the Company has determined that the Participant has satisfied the criteria necessary to receive a hardship withdrawal. A Participant may make withdrawals pursuant to this Section 10.2 from amounts contributed through Elective Deferrals, but excluding any income or gains on such contributions that are credited after April 30, 1989.

A distribution is on account of a financial hardship only if the distribution is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy (and does not exceed) such financial need.

(a) Immediate and Heavy Financial Need. In general, the determination of whether a Participant has an immediate and heavy financial need shall be made by the Administrator on the basis of all relevant facts and circumstances. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed any limitation on deductions based on adjusted gross income), or such similar expenses for a Participant’s Beneficiary under the Plan;

(2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) and the Participant’s Beneficiary under the Plan;

(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) and the Participant’s Beneficiary under the Plan; or

(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

(b) Necessary to Satisfy Financial Need. The Company may adopt nondiscriminatory and objective rules for determining whether a hardship distribution is necessary to satisfy a Participant’s financial need under the “general test.” A distribution generally may be treated as necessary to satisfy a financial need under the “general test” if the Company reasonably relies upon the Participant’s notarized written representation that the need cannot be relieved:

(1) Through reimbursement or compensation by insurance or otherwise;

(2) By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3) By cessation of Elective Deferral Contributions to the Plan; or

(4) By other distribution or non-taxable (at the time of the loan) loans from plans maintained by the Participating Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

(c) If the Company does not adopt rules for implementing the “general test” or if a Participant fails to provide a written statement in compliance with the “general test,” distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under all plans maintained by the Company; and

(3) The Plan, and all other qualified and nonqualified plans of deferred compensation maintained by the Company (excluding health and other welfare plans including one that is part of a cafeteria plan), provide that the Participant’s Elective Deferral Contributions will be suspended for at least six (6) months after receipt of the hardship distribution.

These three (3) requirements constitute the “deemed necessity standard” referred to in Section 5.1.9. The provisions of Sections 10.2(b) and (c) may be modified by the Company to the extent necessary or permissible to take into account any new standards prescribed by the Commissioner of Internal Revenue by which distributions are deemed to be necessary to satisfy an immediate and heavy financial need.

Section 10.3 Withdrawals at Age Fifty-Nine and One-Half (59½). A Participant who has attained age fifty-nine and one-half (59 1⁄2) may withdraw all or any portion of the Participant’s vested Account in the Plan (excluding the Participant’s ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account, Personal Investment Account and Loan Account) for any reason by giving the Company or the Trustee notice of the Participant’s election to make such a withdrawal in a form acceptable to the Company or the Trustee. Payment shall be made in the form of a lump sum as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f). A Participant who has attained age sixty-five (65) may, in lieu of a lump sum withdrawal, request a withdrawal of all or any portion of the Participant’s vested Account in the Plan in the form of installment payments over such period of time as the Participant shall determine, but not extending beyond the life expectancy of the Participant and the Participant’s surviving spouse or designated Beneficiary determined at the time benefits commence. In the event the withdrawal occurs at a time and from an Account to which the joint and survivor annuity requirements under Code Sections 401(a)(11) and 417 apply, that portion of the withdrawal shall be made in accordance with the provisions of Section 4.7 of the Medtronic plc Retirement Plan. A Participant may request and take only one (1) withdrawal from the Participant’s Account under this provision within any period of twelve (12) consecutive months. A Participant who makes a withdrawal pursuant to Section 10.4 herein (from the Profit Sharing Account or Medtronic Savings Plan Account) shall not be eligible for a withdrawal under this Section 10.3 for the same twelve (12) month period. The Participant may request that the withdrawal be limited to pre-tax Accounts or Roth Accounts. The withdrawal shall be made pro rata from the Participant’s Accounts. The minimum amount that may be withdrawn under this provision is the lesser of $1,000 or the entire vested Account balance (excluding the ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account, Personal Investment Account and Loan Account). The amount of the withdrawal may not exceed the Participant’s vested interest in the Participant’s Account as of the Valuation Date of the distribution reduced by the value of the Participant’s ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account, Personal Investment Account and Loan Account.

Section 10.4 Other Withdrawals. Notwithstanding the withdrawal provisions under Sections 10.2 and 10.3 above, withdrawals from a Participant’s Medtronic Savings Plan Account and Profit Sharing Account shall be made in accordance with the rules and procedures provided in Sections 10.4.1 and 10.4.2. Pre-Age fifty-nine and one-half (59 1⁄2). Withdrawals may be made from certain Prior Plan Accounts, as permitted and described in applicable Appendices in accordance with the terms of those Appendices.

Section 10.4.1 Withdrawals from Profit Sharing Account. A Participant shall be entitled to withdraw all or any part of the Participant’s Profit Sharing Account prior to Termination of Employment for any purpose as of any Valuation Date; provided however, that no more than one (1) withdrawal shall be permitted within any twelve (12) consecutive month period. Payment shall be made in the form of a lump sum as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f). If the Participant dies prior to the time the amount to be withdrawn is actually distributed, the Participant’s request for such withdrawal shall be null and void. An election to withdraw shall be filed by the Participant with the Trustee on a prescribed form prior to the Valuation Date on which such withdrawal is to be made and pursuant to such rules as the Company may establish from time to time.

Section 10.4.2 Withdrawals from Medtronic Savings Plan Account. A Participant shall be entitled to withdraw all or any part of the Participant’s Medtronic Savings Plan Account prior to Termination of Employment for any purpose as of any Valuation Date; provided, however, that prior to May 1, 2014, no more than one (1) such withdrawal is permitted within any twelve (12) consecutive month period. Payment shall be made in the form of a lump sum as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f). If the Participant dies prior to the time the amount to be withdrawn is actually distributed, the Participant’s request for such withdrawal shall be null and void. An election to withdraw shall be filed by the Participant with the Trustee on a prescribed form prior to the Valuation Date on which such withdrawal is to be made and pursuant to such rules as the Company may establish from time to time.

Section 10.4.3 Hardship Withdrawals from Former Savings Plan and Profit Sharing Accounts. To the extent a Participant is ineligible for a distribution under Sections 10.2, 10.3, 10.4.1, or 10.4.2, at the request of the Participant and upon the Company’s approval and written direction, the Trustee shall distribute to such Participant from the Participant’s Profit Sharing Account and Former Savings Plan such part or all of the amounts credited to such Accounts as the Company shall determine necessary for one (1) or more of the following purposes:

(a) Financial Hardship or Family Emergency. Distribution to enable a Participant to meet emergency conditions in such Participant’s financial affairs resulting from a family emergency circumstance of sufficient severity that a Participant is confronted by present or impending financial distress or such Participant’s family is clearly endangered by present or impending want and privation.

(b) Purchase or Construction of a Home. Distribution to enable the Participant to purchase, construct, improve or enlarge a home, but only to the extent necessary to defray the costs of purchase, construction, improvement or enlargement of such home; or

(c) For Education Purposes. Distribution to pay for the education of any member of the family of such Participant who is dependent upon such Participant for care and support, but only to the extent necessary to defray the expenses of such education.

Amounts distributed under this Section 10.4.3 shall be charged first against the amounts credited to such Participant’s Former Savings Account and then against the Profit Sharing Account.

Section 10.5 ESOP Accounting Following Termination of Employment. If distribution of all or any part of a benefit is deferred or delayed for any reason, shares credited to the Participant’s ESOP Employer Contribution Account or ESOP Matching Account shall continue to be held by the Trustee and invested in shares of Company Stock.

Section 10.6 Reemployment of a Participant Receiving Benefits Hereunder. In the event that a Participant has terminated employment and is receiving Plan benefits hereunder and is subsequently reemployed as a Qualified Employee by a Participating Employer or an Affiliate prior to such Participant’s Normal Retirement Age, payment of the Participant’s benefits hereunder shall be suspended during the period of reemployment occurring prior to such Normal Retirement Age.

Section 10.7 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Trust and only to the extent that the Trust is adequate therefor. No benefits are provided under the Plan except those expressly described herein. Each Participant and Beneficiary assumes all risk connected with any decrease in the market value of any assets held under the Plan. The Participating Employers do not in any way guarantee the Trust against any loss or depreciation, or the payment of any amount that may be or become due to any person from the Trust.

Section 10.8 Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for such person’s affairs because of physical or mental condition, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Section 10.9 Payments Pursuant to Qualified Domestic Relations Order. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order, which the Company determines is a qualified domestic relations order as defined in Code Section 414(p). Payments shall be made to the “alternate payee” pursuant to a qualified domestic relations order in a form and amount otherwise permitted under the Plan and shall commence as of the date provided in such order which is otherwise permitted under the Plan with respect to payments to Participants; provided, however, that:

(a) The qualified domestic relations order may provide for payment to commence on or after the date the Participant attains age fifty (50) in a form otherwise permitted under the Plan even if the Participant is still actively employed as of such date and not otherwise currently entitled to benefit distribution; provided, however, if the value of the benefit payable to the alternate payee as of the date of distribution does not exceed the Cash-Out Amount, payment shall be made to the alternate payee in a lump sum payment as soon as administratively feasible after the order is determined to be a qualified domestic relations order.

(b) If the qualified domestic relations order so provides, payment may be made to the alternate payee in a lump sum payment to be paid as soon as administratively feasible following the date of the Company’s determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time, and if the value of the benefit payable to the alternate payee exceeds the Cash-Out Amount, only if the alternate payee consents in writing to such distribution.

(c) the alternate payee dies without having named a beneficiary for the alternate payee’s Account, the provisions of Section 8.4 shall apply as if the alternate payee were a deceased Participant.

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (QDRO) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

Section 10.10 Payment of Taxes. The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Section 10.11 Conditions Precedent. No person shall be entitled to a benefit hereunder until the person’s right thereto has been finally determined by the Company nor until such person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

Section 10.12 Company Directions to Trustee. The Company shall issue such written directions to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

Section 10.13 Direct Rollovers and Mandatory Withholding. A Participant, Beneficiary or an alternate payee, as defined in Code Section 414(p)(8), is subject to the rights and requirements of this Section 10.13 if such Participant, Beneficiary or alternate payee (hereinafter referred to as the “distributee”) has elected to receive a benefit under the Plan that meets the following conditions:

(a) The distribution is at least $200 (or such larger amount as may be permitted by Treasury Regulation or by amendment of the Code). Any distribution of a Participant’s Roth Elective Deferrals is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a year.

(b) Such benefit is not to be paid in a series of substantially equal periodic payments, not less frequently than annually made over any one (1) of the following periods: (1) for the life or life expectancy of the distributee or the joint lives or life expectancies of the distributee and the distributee’s designated beneficiary, (2) or a specified period of ten (10) years or more.

(c) Such benefit is not a distribution required under Code Section 401(a)(9) relating to minimum distribution requirements.

(d) Such benefit is not a return of Elective Deferrals that are returned as a result of the Code Section 415 limitations under Section 5.6 of the Plan.

(e) Such benefit is not a corrective distribution of Excess Contributions and Excess Elective Deferrals or a corrective distribution of Excess Aggregate Contributions together with the income allocable to these corrective distributions.

(f) Such benefit is not a loan treated as a distribution under Code Section 72(p) and not exempted by Code Section 72(p)(2).

(g) Such benefit is not a loan in default that is a deemed distribution.

(h) Such benefit is not dividends paid on employer securities as described in Code Section 404(k).

(i) Such benefit is not the cost of life insurance coverage.

(j) Such benefit is not a hardship distribution made pursuant to Section 10.2.

A distributee subject to this Section 10.13 is entitled to elect to have the distributee’s benefit or a portion thereof paid in a direct rollover to an eligible retirement plan, provided the distributee specifies the eligible retirement plan to which such benefit is to be paid in the form and at the time required by the Company. If the distributee elects to rollover only a portion of the distributee’s benefit, such portion must be equal to at least $500. For purposes of applying this $500 threshold, any distribution of a Participant’s Roth Elective Deferrals will be treated as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time. The distributee may specify no more than one (1) eligible retirement plan to which the benefit will be paid. If the distributee does so elect and timely provide the information required by the Company, the Company shall instruct the Trustee to make a direct rollover of the distributee’ s benefit to the Trustee or custodian of the eligible retirement plan identified by the distributee, for the benefit of the distributee. A Participant may elect to transfer employee (after-tax) contributions or Roth Elective Deferrals by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

For Participants, surviving spouses, or an alternate payee, as defined in Code Section 414(p)(8), who is a spouse or former spouse of a Participant, “eligible retirement plan” means a defined contribution plan qualified under Code Section 401(a) which accepts rollover distributions; an individual retirement account described in Code Section 408(a); an individual retirement annuity described in Code Section 408(b), which is not an endowment contract; an annuity plan described in Code Section 403(a); an annuity contract described in 403(b); or a Roth IRA described in Code Section 408A(b). For nonspouse Beneficiaries, “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), or a Roth IRA described in Code Section 408A(b). A direct rollover of a distribution of a Participant’s Roth Elective Deferrals shall only be made to another Roth elective deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) or to a Roth IRA as described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

If the distributee does not so elect or does not provide the required information in the form and at the time required by the Company, the Company shall instruct the Trustee to pay the distributee’s benefit directly to the distributee. The Company shall withhold income taxes on any distributee’s benefit as required under Code Section 3405(c) and the regulations thereunder.

No less than thirty (30) days and no greater than one hundred eighty days (180) days before paying any benefit to a distributee, the Company shall provide to such individual a written explanation of the rules concerning direct rollovers, rollovers of benefits after payment to the individual, withholding of tax on benefits not directly rolled over, and lump sum averaging of certain benefits. Distribution may commence less than thirty (30) days after such written explanation is given provided that (1) the Company clearly informs the individual that the individual has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution, and (2) the individual, after receiving the notice, affirmatively elects a direct rollover or a distribution.

Section 10.14 Ordering Rules for Distributions. For any Plan Year in which a Participant may make both Roth Elective Deferrals and Pre-Tax Elective Deferrals, the Participant may designate the extent to which distributions or withdrawals shall be composed of Pre-Tax Elective Deferrals or Roth Elective Deferrals. If the Participant does not designate which type of Elective Deferrals are to be distributed, the Plan will distribute Pre-Tax Elective Deferrals first.

Section 10.15 In-Plan Roth Transfers. Effective May 1, 2014, an eligible individual described in subsection (c) below may elect to have the Plan transfer any vested amount from the Accounts described in subsection (b) below, regardless of whether such amounts are otherwise distributable, to a Roth Transfer Account established under Section 6.1.

(a) For purposes of the Plan, an “In-Plan Roth Transfer” is a transfer made in compliance with Code Section 402A(c)(4)(E) and the guidance issued under such Code Section. An In-Plan Roth Transfer shall be irrevocable. An In-Plan Roth Transfer shall be treated as a taxable distribution contributed as a qualified rollover contribution to the eligible individual’s designated Roth Transfer Account.

(b) Eligible individuals may elect an In-Plan Roth Transfer from any Account established under Section 6.1 in which the eligible individual is one hundred percent (100%) vested and which the Company has designated as available for In-Plan Roth Transfers. Amounts transferred in an In-Plan Roth Transfer shall remain subject to any distribution or loan restrictions that were imposed with respect to the Account from which the transfer was made. The Plan shall maintain separate In-Plan Roth Transfer Accounts to the extent necessary to impose such distribution or loan restrictions.

(c) Participants who are active Employees are eligible individuals for purposes of making In-Plan Roth Transfers.

ARTICLE XI

TRUST

Section 11.1 Composition. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Trust”.

Section 11.2 Trustee. The Trust shall be held and invested by one (1) or more Trustees. The selection, appointment and removal of each Trustee shall be made by the Company. The Company shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of any applicable Trust Agreement. The Company shall have the right to determine the form and substance of each Trust Agreement under which any part of the Trust is held, subject only to the requirement that the Trust Agreement shall not be inconsistent with the provisions of the Plan.

Section 11.3 Compensation and Expenses of Trustee. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Trust if not paid by the Participating Employers in such proportions as the Company directs.

Section 11.4 No Diversion. The Trust shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Trust may be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries. Notwithstanding the foregoing:

(a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Company or the Participating Employer, return such contribution or portion thereof to the Participating Employer within one (1) year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Trust, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code Section 401(a). If the Plan receives an adverse determination with respect to such initial qualification, the Trustee shall, upon written request of the Company or the Participating Employer, return the amount of such contribution to the Participating Employer within one (1) year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Trust attributable to the contributions actually made.

(c) Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code Section 404. To the extent the deduction is disallowed, the Trustee shall, upon written request of the Company or the Participating Employer, return such contribution to the Participating Employer within one (1) year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Trust, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

ARTICLE XII

ADMINISTRATION OF PLAN

Section 12.1 Administration by Company. The Company is the “Administrator” of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan, interpret the Plan, decide ‘disputes, determine the eligibility of Employees to participate in the Plan, and make all other decisions and determinations incident to the administration of the Plan. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

(a) The Board or the Compensation Committee of the Board.

(b) The Chief Executive Officer of the Company.

(c) The Senior Vice President, Chief Human Resources Officer of the Company.

(d) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the Chief

Executive Officer of the Company and filed with its permanent records, but the action of such person or persons or committee shall be within the scope of said allocation.

Section 12.2 Certain Fiduciary Provisions. For purposes of the Plan:

(a) Any person or group of persons may serve in more than one (1) fiduciary capacity with respect to the Plan.

(b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one (1) or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c) To the extent permitted by any applicable trust agreement, a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d) At any time the Plan has more than one (1) Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its Chief Executive Officer, may provide for such allocation; except that such allocation shall not include any responsibility in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e) Unless expressly prohibited in the appointment of a Named Fiduciary that is not the Company, such Named Fiduciary by written instrument, may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Trust if not paid directly by the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer whose Employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Section 12.3 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument, which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Section 12.4 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Trustees. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake in fact will be subject to Section 11.4.

Section 12.5 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Section 12.6 General Fiduciary Standard. Each fiduciary shall discharge such fiduciary’s duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 12.7 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA for which there is no exemption.

Section 12.8 Claims Procedure.

Section 12.8.1 In General. The Company will notify a Participant in writing within ninety (90) days of the Participant’s written application for benefits of the Participant’s eligibility or noneligibility for benefits under the Plan. If the Company determines that a Participant is not eligible for benefits or full benefits, the notice will set forth: (a) the specific reasons for such denial; (b) a specific reference to the provision of the Plan on which the denial is based; (c) a description of any additional information or material necessary for the claimant to perfect the claim and a description of why it is needed; and (d) an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company will notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) day period. If the Company determines that a Participant is not eligible for benefits, or if the Participant believes that the Participant is entitled to greater or different benefits, the Participant will have the opportunity to have the claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt by the Participant of the notice issued by the Company. Said petition will state the specific reasons the Participant believes the Participant is entitled to benefits or greater or different benefits. Within sixty (60) days after receipt by the Company of said petition, the Company will afford the Participant (and the Participant’s counsel, if any) an opportunity to present the Participant’s position to the Company in writing, and the Participant (or the Participant’s counsel) will have the right to review the pertinent documents, and the Company will notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of the decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing or other special circumstances, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral will be given to the Participant.

In the event of the death of a Participant, the same procedure will be applicable to the Participant’s Beneficiaries.

Section 12.8.2 Disability Benefit Claims. For disability benefits under the Plan, special claim rules apply. In the case of a disability benefit claim, the time periods for filing and appealing a claim set out in this Section 12.8.2 apply instead of the time periods under the general claims procedure described in Section 12.8.1. There are also additional rules that apply, such as information that must be provided in certain cases when a disability benefit claim is denied. Where there is not an additional rule or a substitute rule that applies, the general claims procedure described in Section 12.8.1 applies. For purposes of these special rules, a “disability benefit claim” is a claim where the payment of the benefit depends on a determination by the Plan that the Participant is disabled.

(a) The Company will notify the Participant of its determination regarding the availability of benefits within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim by the Plan. This period may be extended by the Plan for up to thirty (30) days, provided that the Company both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Participant, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Company determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Company notifies the Participant, prior to the expiration of the first thirty (30) day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Participant shall be afforded at least forty-five (45) days within which to provide the specified information.

(b) If a claim is denied, a Participant shall have one hundred eighty (180) days following receipt of the denial within which to appeal the determination. The

Participant’s appeal will be reviewed in a manner that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor a subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such professional may not be an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal or a subordinate of such individual. If the Participant requests, the Plan will furnish the Participant with the identity of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Participant’s benefit denial (without regard to whether the advice was relied upon in making the benefit determination).

(c) The Company will notify a Participant of the Plan’s benefit determination on appeal within a reasonable period of time, but not later than forty-five (45) days after receipt of the Participant’s request for review by the Plan, unless the Company determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Company determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial forty-five (45) day period. In no event will such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on appeal.

(d) The period of time within which an initial benefit determination or benefit determination following an appeal is required to be made will begin at the time the claim or appeal is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a determination accompanies the filing. In the event that a period of time is extended as permitted in Section 12.8.2(a) or (c) due to a Participant’s failure to submit information necessary to decide a claim, the period for making the determination will be tolled from the date on which the notification of the extension is sent to the Participant until the date on which the Participant responds to the request for additional information.

(e) In the case of any benefit denial, including denial after appeal, if an internal rule, guideline, protocol, or other similar criterion was relied upon in denying the benefit, the Participant will be furnished with either: (1) the specific rule, guideline, protocol, or other similar criterion; or (2) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the denial and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Participant upon request.

(f) In the case of the Participant’s death, the same rules will apply to the Participant’s Beneficiary.

(g) These special rules for disability claims described in this Section 12.8.2 apply only if the Plan or someone acting on behalf of the Plan must make the disability determination. They do not apply if the Plan pays a benefit based on a disability determination made by someone else for purposes of another benefit plan or program. For example, if the Plan pays a disability benefit only to Participants who are determined to be disabled by Social Security or who are determined to be disabled by an insurer under the employer’s disability insurance policy, these special rules do not apply. Instead, the rules for other claims, described in Section 12.8.1, apply.

Section 12.8.3 Additional Claims Procedure Requirements. The following provisions apply to all claims under the Plan.

(a) To be considered timely under the Plan’s Claims Procedures, a claim must be filed under Section 12.8.1 or 12.8.2 within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

(b) The exhaustion of the Claims Procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (i) no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until the Claims Procedures have been exhausted in their entirety; and (ii) in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(c) No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of: (i) thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (ii) twelve (12) months after the claimant has exhausted the Claims Procedure under this Plan. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

(d) The Company and all persons determining or reviewing claims have full discretion to determine benefit claims under the Plan. Any interpretation, determination or other action of such persons shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.

Section 12.9 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Trust. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

Section 12.10 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

Section 12.11 Agent For Legal Process. Any corporate officer of the Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Section 12.12 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and Employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

Section 12.13 Use of Electronic Media. Notwithstanding anything herein to the contrary, but subject to the requirements of ERISA, the Code, or other applicable law, any action or communication (including, but not limited to, any Plan forms) otherwise required to be taken or made in writing by a Participant or Beneficiary or by the Company or Participating Employer shall be effective if accomplished by another method or methods required or made available by the company or Participating Employer with respect to that action or communication, including e-mail, telephone response systems, intranet systems or the Internet.

Section 12.14 Section 404(c) Provisions. The Plan is intended to constitute a plan described in ERISA Section 404(c), and the regulations thereunder. As a result, with respect to elections described in the Plan and any other exercise of control by a Participant or the Participant’s designated Beneficiary over assets in the Participant’s Account, such Participant or designated Beneficiary shall be solely responsible for such actions and neither the Trustee, the committee, the Company, any Participating Employer any investment manager nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Participant’s or designated Beneficiary’s exercise of control.

The Company shall provide to each Participant or the Participant’s designated Beneficiary the information described in Section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. Upon request by a Participant or the Participant’s designated Beneficiary, the Company shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

Section 12.15 Payment of Expenses. All reasonable expenses of administration may be paid out of the Plan assets unless paid by the Participating Employers in such proportions as the Company may determine. Such expenses shall include any expenses incident to the function of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including but not limited to, fees of accountants, counsel, investment managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or Trustee in carrying out the instructions of Participants as to the directed investment of their Accounts and other specialists and their agents, and other costs of administering the Plan. In addition, unless specifically prohibited under statute, regulation or other guidance of general applicability, the Administrator may charge to the Account of an individual Participant a reasonable charge to offset the cost of making a distribution to the Participant, Beneficiary, or alternate payee and a reasonable charge to determine whether an order is a Qualified Domestic Relations Order. If liquid assets of the Plan are insufficient to cover the fees of the Trustee or the Administrator, then Plan assets shall be liquidated to the extent necessary for such fees. In the event any part of the Plan assets becomes subject to tax, all taxes incurred will be paid from the Plan assets. Until paid, the expenses shall constitute a liability of the Trust fund.

ARTICLE XIII

AMENDMENT, TERMINATION, MERGER

Section 13.1 Amendment. Subject to the non-diversion provisions of Section 11.4, the Company may amend the Plan at any time and from time to time. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Trustee without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment.

Section 13.2 Reorganizations of Participating Employers. In the event two (2) or more Participating Employers shall be consolidated or merged or in the event one (1) or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their Employees. In such event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Section 13.3 Permanent Discontinuance of Contributions. The Company, by action of the Board, may direct the complete discontinuance of all contributions by all Participating Employers under the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (a) no Employee shall become a Participant after such discontinuance; and (b) each Participant in the employ of a Participating Employer at the time of such discontinuance shall be one hundred percent (100%) vested in the Participant’s Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X. This Section 13.3 is not applicable if one (1) Participating Employer discontinues its contributions while one (1) or more other Participating Employers continue contributing.

Section 13.4 Termination. The Company, by action of the Board, may terminate the Plan as applicable to all Participating Employers and their Employees. After such termination no Employee shall become a Participant, and no contributions shall be made attributable to Certified Earnings after the termination. Each Participant whose Accounts have not been finally forfeited at the time of such termination shall be one hundred percent (100%) vested in the Participant’s Accounts. Distributions shall be made promptly after the Plan termination. The Plan and any related Trust agreement shall continue in force for the purpose of making such distributions.

Section 13.5 Partial Termination. If there is a partial termination of the Plan by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be one hundred percent (100%) vested in the Participant’s Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto, distributions shall be made in accordance with the provisions of Article X.

Section 13.6 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit that Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements, if any, required by ERISA to be filed in advance thereof have been filed.

Section 13.7 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to whom such discontinuance or termination applies until after the following have occurred:

(a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code Section 401(a).

(b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XIV

TOP-HEAVY PLAN PROVISIONS

Section 14.1 Key Employee Defined. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having 415 Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Section 14.2 Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a) The Plan is a Top-Heavy Plan for a Plan Year if the top-heavy ratio for this Plan exceeds sixty percent (60%) or if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds sixty percent (60%). However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed sixty percent (60%).

(b) The “top-heavy ratio” shall be determined as follows:

(1) If the ratio is being determined only for this Plan or if the aggregation group includes only defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plans as of the determination date (including any part of any account balance distributed in the one (1) year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one (1) year period ending on the determination date) of all Employees under the defined contribution plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution, which is due but unpaid as of the determination date. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”

(2) If the ratio is being determined for a required or permissive aggregation group which includes one (1) or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five (5) year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all Employees and the present value of accrued benefits under the defined benefit plans for all Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one (1) year period ending on the determination date). Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”

(3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the twelve (12) month period ending on the determination date. The account balances and accrued benefits of an Employee who is not a Key Employee but who was Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c) “Required aggregation group” means (1) each qualified plan of the Employer in which at least one (1) Key Employee participates, and (2) any other qualified plan of the Employer that enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) and 410.

(d) “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the Employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a) (4) and 410.

(e) “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

(f) The “determination period” for a Plan Year is the Plan Year in which the applicable determination date occurs and the four (4) preceding Plan Years.

(g) The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(h) For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(i) The accrued benefits and accounts of an individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account for such Plan Year.

Section 14.3 Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the Employer contributions and Forfeitures allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a) The minimum amount shall be the amount equal to that percentage of the Participant’s 415 Compensation for the Plan Year, which is the smaller of:

(1) three percent (3%).

(2) The percentage, which is the largest percentage of compensation, allocated to any Key Employee from Employer contributions and Forfeitures for such Plan Year.

(b) For purposes of this Section 14.3, any Employer contribution attributable to a salary reduction or similar arrangement and any matching contributions shall be taken into account.

(c) This Section 14.3 shall not apply to any Participant who is covered under any other plan of the Employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

Section 14.4 Definition of Employer. For Purposes of this Article, the term “Employer” means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

Section 14.5 Exception for Collective Bargaining Unit. Section 14.3 shall not apply with respect to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

ARTICLE XV

ADOPTION BY PARTICIPATING EMPLOYERS

Section 15.1 Adoption of Plan. With the consent of the Company, any Affiliate may, in accordance with the rules and procedures for adopting the Plan established from time to time by the Company, adopt this Plan as of a date specified by the Affiliate through proper action.

Section 15.2 Merger of Existing Plan. If at the time that it adopts the Plan, an Affiliate maintains a defined contribution plan which is qualified under Code Section 401, the Affiliate may, upon the approval of the Company and in accordance with the requirements of Section 13.6, transfer all of the assets of said plan to the Trust under the Plan.

APPENDIX A: SPECIAL PROVISIONS RELATING TO PHYSIO-CONTROL

I.	Vesting and Pre-59 1⁄2 Withdrawal Options Available for Certain Physio-Control Prior Plan Accounts

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in The Physio-Control Team Savings Plan (“Physio-Control Plan”) which amounts were transferred to the Plan as a result of the merger of the Physio-Control Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix A, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Physio-Control Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

•	Prior Employer ESOP Account — the transferred balance (including gains or losses thereafter) attributable to the ESOP and PAYSOP Accounts. Notwithstanding the provisions of Section 10.2, the balance in this Account is eligible for hardship withdrawals under the provisions of Section 10.2 effective May 1, 2014.

•	Employer Basic Account — the transferred balance (including gains or losses thereafter) attributable to Employer Matching Contributions.

•	Prior Employer Account — the transferred balance (including gains or losses thereafter) attributable to the Prior Employer Contributions Account held under the Physio-Control Plan that represents contributions made on the participant’s behalf to the Physio Control Corporation Team Profit Sharing Plan and Trust prior to January 1, 1984.

•	Prior 401(k) Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the 401(k) Rollover Account held under the Physio-Control Plan that represents qualifying rollover contributions and earnings thereon.

Vesting: A Participant who resigns or is dismissed from employment and who has completed less than five (5) full years of service shall be entitled to the entire value of the Participant’s Prior Employee Contribution Account, Prior Employer Account and Prior Rollover Account, and the vested interest in the Participant’s Employer Basic Account and Prior Employer ESOP Account. Such vested interest shall be determined by a percentage equal to twenty percent (20%) for each full year of service.

Special Withdrawal Rules:

(a) Withdrawals Prior to Age 59½. A Participant may request a withdrawal of all or a portion of the vested interest in the segregated accounts (excluding the Prior Employee Contribution Account and Prior 401(k) Rollover Account) upon the conditions specified below:

(i) In no event shall the amount of a withdrawal made by any Participant who has completed less than five (5) years of service as of the date of the withdrawal include any

Prior Employer Account, Employer Basic Account and Prior Employer ESOP Account, and the earnings or losses attributable thereto, that have not been held in trust for at least the twenty-four (24) month period prior to the date of the withdrawal.

(ii) No more than one (1) withdrawal may be made in any Plan Year.

(b) Withdrawals from Retiree Medical Account on or After Age 59½. Effective May 1, 2014, a Participant who has attained age fifty-nine and one-half (59 1⁄2) may withdraw all or any portion of the Participant’s vested Physio-Control Retiree Medical Account for any reason by giving the Company or the Trustee notice of the Participant’s election to make such a withdrawal in a form acceptable to the Company or the Trustee. Payment shall be made in the form of a lump sum as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f).

(c) All requests for withdrawals must be made in writing and submitted to the Company on the form provided for that purpose.

II.	Divestiture of Physio-Control on or About January 1, 2012

Effective as of the closing date (“Closing Date”) of the transaction pursuant to which Physio-Control International, Inc., a Washington corporation (“Physio-Control”) ceased to be an Affiliate of Medtronic (“Divestiture”), Physio-Control also ceased to be a Participating Employer in the Plan. A Physio-Control Participant employed by Physio-Control as of the Closing Date, who was not Disabled as of such date, had a Termination of Employment as of such date.

Effective as of the Closing Date, Employees of Physio-Control who participated in the Plan as of the Closing Date (“Physio-Control Participants”) ceased to be Qualified Employees with respect to the Plan, and accordingly ceased to receive Certified Earnings under the Plan with respect to any services performed for Physio-Control on or after the Closing Date. This provision does not apply to Physio-Control Participants who were Disabled as of the Closing Date.

Notwithstanding the last day of the Plan Year requirement specified in Subsections (a) and (b) of Section 5.2, a Physio-Control Participant was eligible to receive a Matching Contribution, including a “True-up Contribution,” under the Plan for the Plan Year ended April 30, 2012, if the Participant was employed by Physio-Control as of the Closing Date and was not Disabled as of such date; provided, however, that any such contribution was based on the individual’s Certified Earnings for services rendered only while the individual was a Qualified Employee under the Plan.

Contribution for Physio-Control Participants Relating to Retiree Medical Amounts. In addition to the other provisions of the Plan providing for contributions by a Participating Employer (but subject to the limitations set forth in Section 5.6 and any other limitation or restrictions that may be imposed by the Plan or applicable law to preserve the tax-qualified status of the Plan) the Company made a contribution to the Plan on behalf of each Physio-Control Participant who was employed by Physio-Control as of the Closing Date (and who was not then Disabled) in an amount equal to the value as of the Closing Date of such Participant’s Retiree Medical Account or Retiree Medical Subsidy, as the case may be, as such terms were defined in the Medtronic Retiree Medical Plan.

The value of the Retiree Medical Account was equal to the sum of: (a) the dollar amount in such account as of April 31, 2011, plus the interest that would have been credited on the account under the terms of the Retiree Medical Plan had the Divestiture not occurred, but prorated to reflect the Participant’s actual months of service from May 1, 2011, through the Closing Date; and (b) $125 for each full month of service completed by the Participant from May 1, 2011 through the Closing Date.

The value of the Participant’s Retiree Medical Subsidy as of the Closing Date was determined as follows:

(a) The Participant’s service was projected forward to an assumed retirement age of sixty-two (62) or if the Participant was older than sixty-two (62), using the Participant’s actual age.

(b) The amount of the subsidy Medtronic would pay on the Participant’s behalf was determined by multiplying the percent corresponding to the amount of service and the Participant’s age determined under the terms of the Medtronic Retiree Medical Plan, by the estimated claims cost, adjusted for inflation. In determining claims cost, the 2011/2012 claims cost was used unless the Participant was under age sixty-two (62), in which case the 2011/2012 claims cost were projected forward to age sixty-two (62). Inflation was assumed to be five percent (5%) per year.

(c) The amount determined in (b) was then prorated based on the Participant’s actual service as of the Closing Date.

(d) The present value of the amount in (c) was then determined based upon actuarial factors using a six and one-half percent (6.5%) interest rate and the 2011 417(e) mortality table. Such amount was fully vested immediately and subject to the distribution limitations of Section 1.401(k)-1(d) of the Treasury Regulations.

Acceleration of Vesting of Physio-Control Participants. Notwithstanding anything in Article IX to the contrary, each Physio-Control Participant who was employed by Physio-Control as of the Closing Date, and who was not Disabled as of such date, became fully vested in all of the Participant’s Accounts as of such date.

APPENDIX B: SPECIAL PROVISIONS RELATING TO SOFAMOR DANEK

I.	Vesting and Pre-59 1⁄2 Withdrawal Options of Certain Sofamor Danak Group Prior Plan Accounts

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Sofamor Danek Group, Inc. 401(k) Savings Plan (“Sofamor Plan”) which amounts were transferred to the Plan as a result of the merger of the Sofamor Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix B, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Sofamor Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

•	Employer Basic Account — the transferred balance (including gains or losses thereafter) attributable to Employer Matching Contributions, Employer Discretionary Contributions, and the Employer Match and Employer Profit Sharing accounts transferred to the Sofamor Plan from the Surgical Navigation Technologies, Inc. 401(k) Profit Sharing Plan.

•	Prior Employer Account — the transferred balance (including gains or losses thereafter) attributable to the Employer Qualified Discretionary Contributions.

•	Prior 401(k) Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the 401(k) Rollover Account held under the Sofamor Plan that represents qualifying rollover contributions and earnings thereon.

•	Employee Post 86 After Tax Account — the transferred balance (including gains or losses thereafter) attributable to employee voluntary after-tax contributions.

Vesting: A Participant who resigns or is dismissed from employment and who has completed less than five (5) full years of service shall be entitled to the entire value of the Participant’s Prior Employee Contribution Account, Prior Employer Account, Employee Post 86 After Tax Account and Prior 401(k) Rollover Account, and the Participant’s vested interest in the Employer Basic Account. Such vested interest shall be determined by a percentage equal to twenty percent (20%) for each full year of service.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Employee Post 86 After Tax Account at any time.

II.	Vesting of Sofamor Danek Employees

Notwithstanding anything in Section 9.2 of the Plan to the contrary, any individual who was employed by Sofamor Danek USA, Inc. (“Sofamor Danek”), was terminated from employment with Sofamor Danek, and was hired by Sandvik Medical Solutions Alabama, LLC (“Sandvik”) on or around February 1, 2008 due to the sale to Sandvik of Sofamor Danek, shall be one hundred percent (100%) vested in that individual’s Personal Investment Account.

APPENDIX C: VESTING OF CERTAIN MEDTRONIC AVE, INC.

PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Arterial Vascular Engineering 401(k) Plan (“AVE Plan”) which amounts were transferred to the Plan as a result of the merger of the AVE Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix C, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the AVE Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

•	Employer Basic Account — the transferred balance (including gains or losses thereafter) attributable to Employer Profit Sharing Contributions.

•	Prior Employer Account — the transferred balance (including gains or losses thereafter) attributable to the Employer Matching Contributions.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the AVE Plan that represents qualifying rollover contributions and earnings thereon.

Vesting: A Participant who resigns or is dismissed from employment and who has completed less than five (5) full years of service shall be entitled to the entire value of the Participant’s Prior Employee Contribution Account, Prior Employer Account and Prior Rollover Account, and the Participant’s vested interest in the Participant’s Employer Basic Account. Such vested interest shall be determined by a percentage equal to twenty percent (20%) for each full year of service.

APPENDIX D: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN

XOMED PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Xomed Surgical Products, Inc. 401(k) Plan (“Xomed Plan”) which amounts were transferred to the Plan as a result of the merger of the Xomed Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix D, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Xomed Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Employee After Tax Account — the transferred balance (including gains or losses thereafter) attributable to employee voluntary after-tax contributions.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Employee After Tax Account at any time.

APPENDIX E: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN

SPINAL DYNAMICS PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Spinal Dynamics 401(k) Plan (“Spinal Dynamics Plan”) which amounts were transferred to the Plan as a result of the merger of the Spinal Dynamics Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix E, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Spinal Dynamics Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Prior Employee Contribution Account if such Participant becomes Disabled.

APPENDIX F: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN

MRG PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Medical Research Group, Inc. 401(k) Plan (“MRG Plan”) which amounts were transferred to the Plan as a result of the merger of the MRG Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix F, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the MRG Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the MRG Plan that represents qualifying rollover contributions and earnings thereon.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Prior Rollover Account at any time.

APPENDIX G: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN

INTELLX PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the IntellX 401(k) Profit Sharing Plan and Trust (“IntellX Plan”) which amounts were transferred to the Plan as a result of the merger of the IntellX Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix G, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the IntellX Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the IntellX Plan that represents qualifying rollover contributions and earnings thereon.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Prior Rollover Account at any time.

APPENDIX H: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN

VIDAMED PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Vidamed, Inc. 401(k) Plan (“Vidamed Plan”) which amounts were transferred to the Plan as a result of the merger of the Vidamed Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix H, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Vidamed Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the Vidamed Plan that represents qualifying rollover contributions and earnings thereon.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Prior Rollover Account at any time.

APPENDIX I: PROVISIONS FOR CERTAIN

CRYOCATH PLAN PARTICIPANTS

Establishment of Accounts: In order to effect the provisions of this Appendix I, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the CryoCath US 401(k) Profit Sharing Plan (the “CryoCath Plan”). The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to employee pre-tax contributions or Roth contributions under the CryoCath Plan.

•	Prior Employer Account — the transferred balance (including gains or losses thereafter) attributable to employer profit sharing and matching contributions under the CryoCath Plan.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to amounts previously rolled over into the CryoCath Plan.

Vesting: A Participant shall be one hundred percent (100%) vested in the Participant’s Prior Employer Account upon the completion of two (2) Years of Service.

Notwithstanding anything in Section 9.2.2 of the Plan to the contrary, any Participant who was formerly a participant in the CryoCath Plan and who has three (3) or more Years of Service shall have a one hundred percent (100%) vested percentage in the Participant’s ESOP Employer Contribution Account, ESOP Employer Match Account, 401(k) Company Match Account and Personal Investment Account.

For purposes of determining a former CryoCath Plan Participant’s vested percentage, in no event shall such Participant’s Years of Service be less than the Participant’s years of service as determined under the CryoCath Plan.

Special Withdrawal Rules: A Participant shall be entitled to withdraw the Participant’s Prior Rollover Account at any time. A Participant shall be entitled to withdraw the Participant’s Prior Employee Contribution Account and Prior Employer Account upon attainment of age fifty-nine and one-half (59 1⁄2).

Disability Definition: For any former CryoCath Plan Participant, “disabled” shall mean the earlier of (a) Disabled (as defined by the Plan) or (b) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

APPENDIX J: PROVISIONS FOR CERTAIN

ABLATION FRONTIERS PLAN PARTICIPANTS

Establishment of Accounts: In order to effect the provisions of this Appendix J, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Ablation Frontiers, Inc. 401(k) Plan (the “Ablation Frontiers Plan”). The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to amounts previously rolled over into the Ablation Frontiers Plan.

•	Prior After-Tax Account — the transferred balance (including gains or losses thereafter) attributable to after-tax employee contributions under the Ablation Frontiers Plan.

Special Withdrawal Rules: A Participant shall be entitled to withdraw the Participant’s Prior Rollover Account and Prior After-Tax Account at any time.

APPENDIX K: VESTING OF CERTAIN ATS MEDICAL, INC.

PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the ATS Medical, Inc. Retirement Savings Plan (“ATS Plan”) which amounts were transferred to the Plan as a result of the merger of the ATS Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix K, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the ATS Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior ATS Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

•	Prior ATS Employee Contribution Roth Account — the transferred balance (including gains or losses thereafter) attributable to Roth Salary Reduction Contributions.

•	Prior ATS Employer Nonelective Account — the transferred balance (including gains or losses thereafter) attributable to Employer Profit Sharing Contributions.

•	Prior ATS Employer Matching Account — the transferred balance (including gains or losses thereafter) attributable to the Employer Matching Contributions. Effective May 1. 2014, a Participant who has attained age fifty-nine and one-half (59 1⁄2) may withdraw all or any portion of the Participant’s vested Prior ATS Employer Matching Account for any reason by giving the Company or the Trustee notice of the Participant’s election to make such a withdrawal in a form acceptable to the Company or the Trustee. Payment shall be made in the form of a lump sum as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f).

•	Prior ATS Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the ATS Plan that represents qualifying rollover contributions and earnings thereon.

Vesting: A Participant who resigns or is dismissed from employment and who has completed less than five (5) full years of service shall be entitled to the entire value of the Participant’s Prior ATS Employee Contribution Account, Prior ATS Employee Contribution Roth Account and Prior ATS Rollover Account, and the Participant’s vested interest in the Participant’s Prior ATS Employer Nonelective Account and Prior ATS Employer Matching Account. Such vested interest shall be determined according to the following schedule:

Period of Service	Percentage

Less than 1	0%
1	0%
2	25%
3	50%
4	75%
5	100%

ATS QNEC Account: Effective May 1, 2014, a Participant who has attained age fifty-nine and one-half (59 1⁄2) may withdraw all or any portion of the Participant’s ATS QNEC Account for any reason by giving the Company or the Trustee notice of the Participant’s election to make such a withdrawal in a form acceptable to the Company or the Trustee. Payment shall be made in the form of a lump sum as soon as reasonably possible after the request is received and shall be subject to the notice and consent requirements of Code Sections 401(a)(31) and 402(f).

APPENDIX L: VESTING OF CERTAIN OSTEOTECH, INC.

PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Osteotech, Inc. 401(k) Plan (“Osteotech Plan”) which amounts were transferred to the Plan as a result of the merger of the Osteotech Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix L, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Osteotech Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Osteotech Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

•	Prior Osteotech Employee Roth Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Roth Salary Reduction Contributions.

•	Prior Osteotech Employer Profit Sharing Account — the transferred balance (including gains or losses thereafter) attributable to Employer Profit Sharing Contributions.

•	Prior Osteotech Employer Matching Account — the transferred balance (including gains or losses thereafter) attributable to the Employer Matching Contributions.

•	Prior Osteotech Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the Osteotech Plan that represents qualifying rollover contributions and earnings thereon.

Vesting: A Participant who resigns or is dismissed from employment and who has completed less than five (5) full years of service shall be entitled to the entire value of the Participant’s Prior Osteotech Employee Contribution Account, Prior Osteotech Employee Roth Contribution Account and Prior Osteotech Rollover Account, and the Participant’s vested interest in the Participant’s Prior Osteotech Employer Profit Sharing Account and Prior Osteotech Rollover Account. Such vested interest shall be determined by a percentage equal to twenty percent (20%) for each full year of service.

APPENDIX M: PRE-59 1⁄2 WITHDRAWAL OPTIONS OF CERTAIN

ARDIAN PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Ardian, Inc. 401(k) Plan (“Ardian Plan”) which amounts were transferred to the Plan as a result of the merger of the Ardian Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix M, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Ardian Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the Ardian Plan that represents qualifying rollover contributions and earnings thereon.

Special Withdrawal Rules: A Participant may withdraw the value of the Participant’s Prior Rollover Account at any time.

APPENDIX N: VESTING OF CERTAIN SALIENT SURGICAL TECHNOLOGIES, INC.

PRIOR PLAN ACCOUNTS

Applicability: This Appendix shall apply to the portion of a Participant’s Account attributable to assets held in the Salient Surgical Technologies, Inc. 401(k) Plan (“Salient Plan”) which amounts were transferred to the Plan as a result of the merger of the Salient Plan into the Plan.

Establishment of Accounts: In order to effect the provisions of this Appendix N, the Company shall establish the following segregated accounts, as necessary, to separately account for the assets, plus earnings and losses thereto, of amounts transferred from the Salient Plan. The Company reserves the right to change the account designation provided that the protected benefits of the Participant are preserved.

•	Prior Salient Employee Contribution Account — the transferred balance (including gains or losses thereafter) attributable to Salary Reduction Contributions.

•	Prior Salient Employee Contribution Roth Account — the transferred balance (including gains or losses thereafter) attributable to Roth Salary Reduction Contributions.

•	Prior Salient Employer Nonelective Account — the transferred balance (including gains or losses thereafter) attributable to Employer Profit Sharing Contributions.

•	Prior Salient Employer Matching Account — the transferred balance (including gains or losses thereafter) attributable to the Employer Matching Contributions.

•	Prior Salient Rollover Account — the transferred balance (including gains or losses thereafter) attributable to the Rollover Account held under the Salient Plan that represents qualifying rollover contributions and earnings thereon.

Vesting in Prior Salient Employer Nonelective Account: A Participant who has completed at least three (3) Years of Service as of the date of the merger will be one hundred percent (100%) vested in the Participant’s Prior Salient Employer Nonelective Account. For a Participant who has completed fewer than three (3) Years of Service as of the date of the merger, vesting in the Participant’s Prior Salient Employer Nonelective Account will be subject to the Plan’s vesting schedule. Notwithstanding the foregoing, a Participant’s vested percentage in the Participant’s Prior Salient Employer Nonelective Account and any Accounts under the Plan attributable to Employer nonelective contributions cannot be less than the vesting percentage that would have been credited as of the date of the plan merger had the Participant terminated employment on that date.

Special Vesting Rule for Disabled Participants: This rule applies to any individual who became a Participant in the Plan as a result of the merger of the Salient Plan into the Plan (“Merged Participants”). The Plan’s definition of “Disability” shall apply to all Merged Participants. Notwithstanding the foregoing, if any Merged Participant would be entitled to one hundred percent (100%) vesting under the terms of the Salient Plan under any circumstance under which the Participant would be entitled to less than one hundred percent (100%) vesting under the terms of the Plan, the terms of the Salient Plan shall control. The Salient Plan provides as follows:

Participants will be one hundred percent (100%) vested upon Disability. A Participant is disabled if the Participant is: (a) eligible for Social Security disability or (b) eligible for benefits under the employer’s long term disability program.

ADDENDUM A: PARTICIPATING EMPLOYERS

Medtronic Ardian LLC

Medtronic ATS Medical, Inc.

Medtronic 3F Therapeutics, Inc.

Medtronic International Trading, Inc.

Medtronic Vascular, Inc.

Medtronic Bio-Medicus, Inc.

Medtronic Advanced Energy LLC

Medtronic Ablation Frontiers LLC

Medtronic CoreValve LLC

Medtronic USA, Inc.

Medtronic, Inc.

Medtronic International LTD

Medtronic Minimed, Inc.

Medtronic Interventional Vascular, Inc.

Medtronic Spine LLC

Medtronic Logistics LLC

Minimed Distribution Corp.

Osteotech, Inc.

Medtronic PS Medical, Inc.

Medtronic Sofamor Danek, Inc.

Medtronic Navagation, Inc.

Warsaw Orthopedic, Inc.

Medtronic Xomed, Inc.

ADDENDUM B: PREDECESSOR EMPLOYERS

Division Name	ESOP	401(k)	PIA	Acquisition or Distributorship	Date of Acquisition	Past Service Credit and/or Credited Service
Medtronic, Inc.	Beginning	Beginning	Beginning	n/a	n/a	n/a
Vidamed	5/1/2002	5/1/2002	Beginning	Acquisition	12/6/2001	Service Credit
PaceArt	1/1/2003	1/1/2003	Beginning	Acquisition	1/3/2002	Service Credit
Microelectronics Center (MicroRel)	Beginning	Beginning	Beginning	Acquisition	n/a	Service Credit
Heart Valves Inc	Beginning	1986	Beginning	Acquisition	3/3/1986	Service Credit
Mdt Intervential Vascular - East	Beginning	1989	Beginning	Acquisition	3/5/1989	Service Credit
AngioLink	1/1/2005	1/1/2005	Beginning	Acquisition	11/1/2004	Service Credit
Perfusion Systems -	5/1/1991	5/1/1991	Beginning	Acquisition	9/21/1990	Service Credit
Perfusion Systems - Blood Management (Electromedics & Hemotec)	5/1/1995 5/1/1991	5/1/1995 9/21/1990	Beginning	Acquisition	11/1/1995	Service Credit
PS Medical - Mdt	5/1/1996	1/1/1996	Beginning	Acquisition	11/1/1995	Service Credit
Breakaway Imaging	n/a	DOH	Beginning	Acquisition		Service Credit
Midas Rex - Mdt Powered Surgical Solutions	1/1/1999	1/1/1999	Beginning	Acquisition	11/1/1995	Service Credit
Arterial Vascular Engineering (AVE)	5/1/1999	5/1/1999	Beginning	Acquisition	1/28/1999	Service Credit
Emergency Response Sys (Physio Control)	5/1/1999	5/1/1999	Beginning	Acquisition	9/30/1998	Service Credit
Sofamor Danek	5/1/1999	5/1/1999	Beginning	Acquisition	11/5/1999	Service Credit
Premier Tool	1/5/2004	1/5/2004	Beginning	Acquisition	1/5/2004	Service Credit
Vertilink	11/19/2003	11/19/2003	Beginning	Acquisition	11/19/2003	Service Credit
Venture	10/25/2003	10/25/2003	Beginning	Acquisition	10/25/2003	Service Credit
Avecor - Perfusion Systems	5/1/1999	5/1/1999	Beginning	Acquisition	7/12/1998	Service Credit
Xomed Surgical Products	1/1/2000	1/1/2000	Beginning	Acquisition	11/5/1999	Service Credit
MiniMed	1/1/2002	1/1/2002	Beginning	Acquisition	not available	Service Credit
Kyphon	n/a	5/1/2008	5/1/2008	Acquisition	11/1/2007	Service Credit
CryoCath (US)	n/a	1/1/2009	1/1/2009	Acquisition	9/25/2008	Service Credit
CoreValves	n/a	5/1/2009	5/1/2009	Acquisition	4/20/2009	Service Credit
Ablation Frontiers	n/a	5/1/2009	5/1/2009	Acquisition	3/27/2009	Service Credit
Invatec	n/a	5/1/2010	5/1/2010	Acquisition	4/20/2010	Service Credit
Axon	n/a	6/3/2010	6/3/2010	Acquisition	6/3/2010	Service Credit
ATS	n/a	1/1/2011	1/1/2011	Acquisition	8/12/2010	Service Credit
Osteotech	n/a	1/1/2011	1/1/2011	Acquisition	11/16/2010	Service Credit
Ardian	n/a	3/16/2011	4/1/2011	Acquisition	1/13/2011	Service Credit
Rummer Medical	n/a	8/1/2011	8/1/2011	Distributorship	8/1/2011	Service Credit
Salient Surgical	n/a	1/1/2012	1/1/2012	Acquisition	8/31/2011	Service Credit
PEAK	n/a	1/1/2012	1/1/2012	Acquisition	8/31/2011	Service Credit
Restore	n/a	7/1/2008	7/1/2008	Distributorship	7/1/2008	Service Credit
Cardiocom	n/a	1/1/2015	1/1/2015	Acquisition	8/12/2013	Service Credit
Carolina Spine	n/a	4/28/2012	4/28/2012	Distributorship	4/28/2012	Service Credit
First Choice Medical	n/a	4/26/2012	4/26/2012	Distributorship	4/26/2013	Service Credit
Advanced Medical Concepts	n/a	3/31/2012	3/31/2012	Distributorship	3/31/2012	Service Credit
Image-Guided Neurologics, Inc.	n/a	1/1/2006	1/1/2006	Acquisition	not available	Service Credit
Surgical Systems	n/a	1/25/2008	1/25/2008	Distributorship	not available	Service Credit

Former Subsidiaries	ESOP	401(k)	PIA	Additional Notes	Past Service Credit and/or Credited Service
Andover Medical -					Service Credit
Nortech Division					Service Credit
CardioCare					Service Credit
Medtronic Milaca	5/1/1991	5/1/1993		8/5/84 - started	Service Credit
Cardiopulmonary	Beginning	1987		Employees w/ less than 9 yrs of service as of this date will have an earlier CS	Service Credit and Credited Service
Mdt Interventional Vascular - West					Service Credit
Carbon Implants, Inc.					Service Credit
DLP - Cardiac Surgical Products	1/1/1995	1/1/1995		3 O-Apr-1994	Service Credit
Cardi oRhythm	5/1/1996	5/1/1996			Service Credit
Micro Interventional Sys		5/1/1996			Service Credit
InStent		11/1/1996			Service Credit
AneuRx	5/1/1998	5/1/1997			Service Credit
Avalon Laboratories, Inc.	5/1/1998	1/1/1998			Service Credit
Zinetics - Mdt Functional	5/1/1999	5/1/1999		divested 7/3/2004	Service Credit
Percusurge	2/1/2001	2/1/2001			Service Credit
Endonetics	never	never		Acq: 12/19/2001 Plant closed in 2002	Service Credit

ADDENDUM C: PARTICIPANT LOAN PROGRAM

Administrator

The program shall be administered by the Company (the “Loan Administrator”) and, unless other instructed herein, all applications or inquiries about the program should be directed to the Loan Administrator. The Loan Administrator may delegate the administration of the Loan Program to the Trustee or such other third party administrator as authorized by the Loan Administrator.

Procedure

All Participants who are active Employees1 may request a loan by contacting the Loan Administrator. Participants who work for an Affiliate, including transferees from Medtronic Inc. to Medtronic Puerto Rico Operations Company, are considered active Employees for this purpose. The Loan Administrator will perform loan modeling and notify the loan applicant at the time the request is submitted if the loan is denied. The Loan Administrator will notify the applicant if additional information is needed to process the request.

If the applicant believes that the Loan Administrator’s determination is incorrect, the applicant may bring a claim under the Claims Procedure described in the Plan and the Summary Plan Description.

The loan will be made only after the applicant has completed the loan request and provided documentation as requested by the Loan Administrator. If the applicant is married and the applicant has a balance in any money type source that is subject to the joint and survivor annuity distribution requirements, the applicant’s spouse must consent to the loan by signing a Spousal Consent Form in the presence of a notary public or a representative of the Plan.

The amount of the loan is transferred to a special “Loan Account” for the borrower under the Trust. The Loan Account, which is always one hundred percent (100%) vested, is invested in the loan and is the security for the loan. Accrued interest will be added to the Loan Account and payments of principal and interest on the loan will reduce the amount credited to the Loan Account. Loan proceeds are deducted pro rata from each money type source of the Participant’s account available for loans unless the Participant elects that the deduction be made in accordance with the following hierarchy:

1.	Profit Sharing Account

2.	Medtronic Savings Plan Account

3.	401(k) Rollover Account

[1]	Loans will be approved to inactive Participants and to Beneficiaries of deceased Participants under very limited circumstances, that is, only if those individuals fall within the definition of a “party-in-interest” as defined under ERISA (e.g. fiduciaries of the Plan and certain owners of the Employer) on the date the loan would be made. In addition to the exception for inactive Participants who are “parties-in-interest,” the Loan Administrator may, on a case by case basis, permit loans to certain other inactive Participants who are not “parties-in-interest” provided that any such exception shall be made available in accordance with nondiscriminatory rules and shall be subject to the requirements of applicable law.

4.	401(k) Employee Contribution Account

5.	Roth Employee Contribution Account

6.	Roth In-Plan Transfer Account (to the extent created from an Account that allowed loans)

Loan amounts may not be deducted from the ESOP Employer Contribution Account, ESOP Matching Account, Dividend Account, 401(k) Company Match Account, Personal Investment Account, or Roth In-Plan Transfer Account (to the extent created from an Account that did not allow loans); however the ESOP Employer Contribution Account, ESOP Matching Account, Dividend Account, 401(k) Company Match Account, and Roth In-Plan Transfer Account (to the extent created from an Account that may be included in calculating the maximum loan) balances may be included in calculating the maximum amount available for a loan. The Company has the discretion to determine which Prior Plan Accounts are available for a loan or for determining the maximum amount available for a loan. Loan proceeds are deducted pro rata from each investment fund, unless the Participant elects that loan proceeds be deducted from one (1) or more investment funds.

A loan may be prepaid partially or in full as of any regular payment date without penalty.

Basis for Approving Loans

Applications for loans will be approved if they fall within the limits described below. A loan will not be made, however, if the Loan Administrator determines that an applicant does not intend to repay the loan or is not capable of repaying the loan because of other financial obligations.

Limitation on Number, Types and Amounts of Loans

Each Participant is allowed only one (1) outstanding loan at any time. Notwithstanding the foregoing, if a Participant defaults on a loan solely due to an administrative error on the part of the Company, such loan shall not be considered outstanding for purposes of the foregoing sentence. The defaulted loan shall continue to be considered outstanding as required under applicable Treasury regulations. A Participant may request a new loan not earlier than 30 days following the date an outstanding prior loan is paid in full.

The minimum loan amount is $1,000. The plan charges an initial fee of $35 (if requested using the VOICE system or at www.vanguard.com) or $85 (if requested using Vanguard’s Participant Services) for each loan application that is approved plus an annual administration fee of $20.00. The initial fee is deducted from the gross amount of the loan requested at the time the loan is made. The annual administration fee is deducted from the Participant’s account automatically in July, starting in the second calendar year after the loan was issued.

The maximum loan amount is the lesser of:

(a) fifty percent (50%) of the total of the borrower’s vested 401(k) Employee Contribution Account, Roth 401(k) Contribution Account, 401(k) Rollover Account, Roth 401(k) Rollover Account, 401(k) Company Match Account, ESOP Employer Contribution Account, ESOP Employer Match Account, Profit Sharing Account, Medtronic Savings Plan Account balances, QNEC Accounts, accounts transferred from certain Plan predecessor employers, and Roth In-Plan Transfer Account (to the extent created from one of the foregoing Accounts);

(b) the total of the borrower’s vested 401(k) Employee Contribution Account, Roth 401(k) Contribution Account, 401(k) Rollover Account, Roth 401(k) Rollover Account, Profit Sharing Account, Medtronic Savings Plan Account and Roth In-Plan Transfer Account (to the extent created from an Account that allowed loans) balances;

(c) $50,000. If the borrower had another loan outstanding from the Plan during the one (1) year period ending on the day before the date of the new loan, the $50,000 limit is reduced by the excess of the highest outstanding balance of the borrower’s loan from the Plan during the one (1) year period, over the outstanding balance of such loan on the date on which the new loan is made. (The amount of the new loan is disregarded when making the reduction in the preceding sentence.)

There are no restrictions on the uses that a borrower may make of the borrowed money.

Repayment

Loans to active Employees will be repaid out of each paycheck by payroll deduction. Loans will be repaid by personal check or by Electronic Bank Transfer (EBT) if the active Employee is on an approved leave of absence or employed by a nonparticipating Affiliate of the Plan. Loans will be amortized on a payroll period basis and repaid in substantially equal installments (principal and interest), generally over a five (5) year period. The borrower may request a shorter repayment period, but not less than one (1) year.

Upon termination of employment for any reason, the Participant has thirty (30) days from the Participant’s termination date to pay the outstanding balance in full, at which time the entire unpaid principal and accrued interest on the promissory note shall become immediately due and payable. The Administrator, may, in the case of the sale or closing of an Affiliate, permit continuation of loan payments following the sale or closing, determined on a case-by-case basis in accordance with nondiscriminatory rules. The Administrator may, on a case by case basis, allow loan notes to be rolled over to another qualified retirement plan as part of a direct rollover pursuant to Section 10.1, provided that any such rollover shall be made available in accordance with nondiscriminatory rules and shall be subject to the requirements of applicable law.

Rate of Interest

The interest rate shall be the prevailing rate of interest, at the beginning of the month in which the proceeds of the loan are paid to the borrower, calculated at the annual prime rate as received by Vanguard from Reuters plus one (1) percentage point. However, if the Participant provides the Loan Administrator with written notice and a copy of the military orders calling the Participant to military service or extending such military service no later than one hundred eighty (180) days following the end of the Participant’s military service, loans made to the Participant before the Participant enters military service as a servicemember shall bear an interest rate no greater than six percent (6%) during the Participant’s period of military service. If a Participant does not provide the Loan Administrator with the required written notice and copy of military orders within the requisite period of time, the interest rate on the loan during a period of military service will be determined under the first sentence of this paragraph. For purposes of this paragraph, the terms “military service,” “servicemember” and “period of military service” shall have the same meanings as in the Servicemembers Civil Relief Act of 2003. For purposes of the six percent (6%) limit on interest, interest includes service charges, renewal charges, fees, or any other charges (except bona fide insurance) with respect to a loan. The provisions of this paragraph will be interpreted in a manner consistent with the Servicemembers Civil Relief Act of 2003.

Security

Loans are secured by the borrower’s Loan Account, which shall not, at the time the loan is made, exceed fifty percent (50%) of the borrower’s total vested Account balance.

Default/Deemed Distribution

The borrower is allowed a ninety (90) day cure period beginning on the date of any missed payment in which to tender the missed payment to the Loan Administrator. Failure to tender the missed payment prior to the end of the cure period will result in a deemed distribution of the entire outstanding balance of the loan including interest at the time of such failure. The Loan Administrator will notify the borrower that a deemed distribution has occurred and demand that the deemed distribution be repaid. By requesting a loan under this program the borrower agrees that if the deemed distribution has not been repaid when the borrower is able to request and receive a distribution under the terms of the Plan, the promissory note will be distributed and the borrower’s vested Account balance will be reduced in the amount of the unpaid principal plus any accrued interest. In the event of a deemed distribution, the amount of unpaid principal and interest will be treated as a distribution by the IRS, which means that the borrower will be liable for income taxes and, if the borrower is younger than fifty-five (55) (or younger than fifty-nine and one-half (59 1⁄2), if still employed by the company), a ten percent (10%) penalty tax on the unpaid amount. At no time may a borrower receive a loan if a deemed distribution has not been repaid unless the promissory note has been distributed and the borrower’s vested Account balance has been reduced in the amount of the deemed distribution.

If a borrower defaults on a loan, the borrower will be suspended from making Elective Deferral contributions to the Plan for twelve (12) months and ineligible to borrow from the Plan for twelve (12) months following the date of default. Notwithstanding the foregoing, if a borrower defaults on a loan solely due to an administrative error on the part of the Company, such limitations shall not apply.

Suspension During Approved Leave of Absence

To the extent permitted by law, a deemed distribution will not occur during the time the Participant is on an approved leave of absence (not to exceed one (1) year) without pay or at a rate of pay (after income and employment tax withholding) less than the Participant’s minimum required loan payment and does not make loan payments during the leave. In that event, the loan including principal and accrued interest, must be repaid within five (5) years of the date it was made and the installments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan.

A deemed distribution will not occur during the time the Participant is on an approved leave of absence while performing military service as defined under Code Section 414(u). In that event, the payments not made during the leave plus interest shall be added to the remaining principal balance of the loan. The resulting outstanding balance shall be re-amortized over the period equal to the remaining term of the loan plus the period of military service beginning on the date the Participant returns from leave. However, any new payment amount may not be less than the payment amount required before the leave began.

Repayment or Default of Loan Upon Death

If a Participant with an outstanding loan balance dies, the Loan Administrator will notify each Beneficiary or his or her right to repay the loan within ninety (90) days of the death of the Participant, or if earlier, before the distribution or transfer of the account occurs. If the Beneficiary does not repay the loan, then benefit payable to the Beneficiary or Beneficiaries will be determined by first reducing the Account by the amount of the unpaid loan and then calculating the amount payable to each Beneficiary. The unpaid loan amount will be deemed a distribution to the estate of the Participant.

Other Requirements

Participants who borrow from the Plan must consent to having the unpaid note transferred to them as part of their distribution from the Plan, if they receive a distribution or direct rollover before the note is fully repaid, whether or not the loan is deemed distributed.

A loan request shall be considered a request by a Participant to self direct the investment of the portion of the Account included in the loan and all amounts allocated or transferred to a Loan Account. To that extent, the Participant will be a “named fiduciary” under ERISA and will be solely responsible for the decision to borrow from the Plan.

The loan program and the promissory notes shall be governed by Minnesota law to the extent it is not preempted by federal law, or unless otherwise specified in the Promissory Note, and all notes shall be payable in Minnesota. The Company reserves the power to amend or suspend this loan program.